                                                                   EXHIBIT 10.11


                            Basic Lease Information


                            Date: January 21, 2000

                          Tenant: AllAdvantage.com

                         Address: Prior to Lease Commencement Date:

                                  25954 Eden Landing Road
                                  Hayward, California 94545

                                  From and after Lease Commencement Date:

                                  801 Gateway Boulevard
                                  South San Francisco, California 94080

                        Landlord: HMS Gateway Office, L.P.

                         Address: c/o Hines Interests Limited Partnership
                                  651 Gateway Boulevard, Suite 1140
                                  South San Francisco, California 94080

                 Leased Premises: Building commonly known as 801 Gateway
                                  Boulevard, South San Francisco, California
                                  94080

               Net Rentable Area: One Hundred Thirty Five Thousand (135,000)
                                  square feet

Scheduled Term Commencement Date: September 15, 2000

          Rent Commencement Date: December 15, 2000

                            Term: Ten (10) years, commencing on the Rent
                                  Commencement Date and expiring on the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date

                                  Base Rent:                      Monthly Amount/
                                                    Year             Square Foot                 Amount/Month

                                                      1                   $2.50                    $337,500.00

                                                      2                   $2.58                    $348,300.00

                                                      3                   $2.65                    $357,750.00

                                                      4                   $2.73                    $368,550.00

                                                      5                   $2.81                    $379,350.00

                                                      6                   $2.90                    $391,500.00

                                                      7                   $2.99                    $403,650.00

                                                      8                   $3.07                    $414,450.00

                                                      9                   $3.17                    $427,950.00

                                                     10                   $3.26                    $440,100.00

Tenant Improvements Allowance: Four Million Fifty Thousand Dollars
                               ($4,050,000.00) (viz., $30.00 per rentable square
                               foot)

     Tenant Improvements Loan: Six Hundred Seventy Five Thousand Dollars
                               ($675,000.00) (viz., $5.00 per rentable square
                               foot)

     Tenant's Milestone Dates: Conceptual/Space Plans Submittal Date:
                               March 15, 2000

                               Construction Documents Submittal Date:
                               July 15, 2000

             Letter of Credit: Letter of Credit in the amount of Six Million
                               Three Hundred Thousand Dollars ($6,300,000), which Letter of Credit shall be subject to reduction in accordance with Section 5.13(b) of the Lease.

                      Parking: Four Hundred Five (405) parking spaces

                       Broker: Grubb & Ellis Company (Tenant's Broker)

          ======================================================

                             Office Building Lease

                                by and between

                           HMS Gateway Office, L.P.,
                        a Delaware limited partnership

                                      and

                               AllAdvantage.com,
                           a California corporation


          =======================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Article 1   Definitions...................................................     1
     1.01   "801 Gateway Preliminary Specifications"......................     1
     1.02   "Additional Rent".............................................     1
     1.03   "Additional Sublease Information".............................     1
     1.04   "Adjacent Parcels"............................................     1
     1.05   "Alterations".................................................     1
     1.06   "Alternate Parking Spaces"....................................     1
     1.07   "Applicable Requirements".....................................     2
     1.08   "Arbitration Notice"..........................................     2
     1.09   "Assumption Agreement"........................................     2
     1.10   "Availability Notice".........................................     2
     1.11   "Bank"........................................................     2
     1.12   "Base Building Improvements"..................................     2
     1.13   "Base Building Improvements Construction Commencement Date"...     2
     1.14   "Base Rent"...................................................     2
     1.15   "Basic Operating Cost"........................................     2
     1.16   "Basic Operating Cost Adjustment".............................     2
     1.17   "Basic Operating Cost Statement"..............................     2
     1.18   "Basic Services"..............................................     3
     1.19   "Building"....................................................     3
     1.20   "Building Standard Improvements"..............................     3
     1.21   "Business Day"................................................     3
     1.22   "Business Hours"..............................................     3
     1.23   "Claims"......................................................     3
     1.24   "Common Areas"................................................     3
     1.25   "Conceptual/Space Plans"......................................     3
     1.26   "Conceptual/Space Plans Submittal Date".......................     3
     1.27   "Condemnation"................................................     4
     1.28   "Construction Documents"......................................     4
     1.29   "Construction Documents Submittal Date".......................     4
     1.30   "Designated Parking Areas"....................................     4
     1.31   "Election Notice".............................................     4
     1.32   "Electronic Payment Arrangement"..............................     4
     1.33   "Estimated Basic Operating Cost"..............................     4
     1.34   "Event of Default"............................................     4
     1.35   "Existing Tenants"............................................     4
     1.36   "Expansion Transaction".......................................     4
     1.37   "Expenses"....................................................     4
     1.38   "Fair Market Rent"............................................     4
     1.39   "First Renewal Option"........................................     5
     1.40   "First Renewal Term"..........................................     5
     1.41   "FMR Notice"..................................................     5
     1.42   "GAAP"........................................................     5

     1.43   "Governmental Agency".........................................     5
     1.44   "Gross Rent"..................................................     5
     1.45   "Guarantor"...................................................     5
     1.46   "Hazardous Material"..........................................     5
     1.47   "Hazardous Materials Claims"..................................     6
     1.48   "Hazardous Materials Laws"....................................     6
     1.49   "Landlord Parties"............................................     6
     1.50   "Landlord's Architect"........................................     6
     1.51   "Landlord's Contamination"....................................     6
     1.52   "Landlord's Review Period"....................................     7
     1.53   "Laws"........................................................     7
     1.54   "LC Face Amount"..............................................     7
     1.55   "LC Termination Date".........................................     7
     1.56   "Leased Premises".............................................     7
     1.57   "Letter of Credit"............................................     7
     1.58   "Letter of Credit Early Cancellation Date"....................     7
     1.59   "Letter of Credit Proceeds"...................................     7
     1.60   "Limited Sublease"............................................     7
     1.61   "Major Tenant"................................................     8
     1.62   "Major Vertical Penetrations".................................     8
     1.63   "Market Capitalization".......................................     8
     1.64   "Mortgage Lender".............................................     8
     1.65   "Negotiation Notice"..........................................     8
     1.66   "Net Profits".................................................     8
     1.67   "Net Rentable Area"...........................................     9
     1.68   "Nondisturbance Agreement"....................................     9
     1.69   "Off-Site Conditions".........................................     9
     1.70   "Permitted Alterations".......................................     9
     1.71   "Permitted Hazardous Materials"...............................     9
     1.72   "Permitted Use"...............................................     9
     1.73   "Post Clause (ii) Reduction Face Amount"......................    10
     1.74   "Pre-Existing Contamination"..................................    10
     1.75   "Prime".......................................................    10
     1.76   "Project".....................................................    10
     1.77   "REAs"........................................................    10
     1.78   "Renewal Options".............................................    10
     1.79   "Renewal Terms"...............................................    10
     1.80   "Rent"........................................................    11
     1.81   "Rent Commencement Date"......................................    11
     1.82   "Rescission Notice"...........................................    11
     1.83   "Satellite Dish"..............................................    11
     1.84   "Second Renewal Option".......................................    11
     1.85   "Second Renewal Term".........................................    11
     1.86   "Security Deposit"............................................    11
     1.87   "Specified Contamination".....................................    11
     1.88   "Specified Percentage"........................................    11

     1.89   "Sublease/Assignment Costs"...................................    11
     1.90   "Subordination Agreement".....................................    12
     1.91   "Subtenant Interview".........................................    12
     1.92   "Tenant Affiliate"............................................    12
     1.93   "Tenant Extra Improvements"...................................    12
     1.94   "Tenant Improvements".........................................    12
     1.95   "Tenant Improvements Allowance"...............................    12
     1.96   "Tenant Improvements Construction Commencement Date"..........    12
     1.97   "Tenant Improvements Cost"....................................    13
     1.98   "Tenant Improvements Loan"....................................    13
     1.99   "Tenant Improvements Substantial Completion Date".............    13
     1.100  "Tenant Parties"..............................................    13
     1.101  "Tenant's Architect"..........................................    13
     1.102  "Tenant's Construction Manager"...............................    13
     1.103  "Tenant Delay"................................................    13
     1.104  "Tenant's Initial Tenant Improvements Contribution"...........    13
     1.105  "Tenant's Personal Property"..................................    13
     1.106  "Tenant's Proportionate Share"................................    13
     1.107  "Term"........................................................    14
     1.108  "Term Commencement Date"......................................    14
     1.109  "Term Expiration Date"........................................    14

Article 2   Leased Premises...............................................    14
     2.01   Lease.........................................................    14
     2.02   Landlord's Reserved Rights....................................    14
     2.03   Construction of Base Building Improvements and Tenant
            Improvements..................................................    15

Article 3   Rent, Term, Use and Basic Operating Costs.....................    15
     3.01   Term..........................................................    15
     3.02   Options to Extend Term........................................    16
     3.03   Use...........................................................    19
     3.04   Payment of Base Rent and Tenant's Proportionate Share(s) of
            Estimated Basic Operating Cost................................    19
     3.05   Net Lease.....................................................    19
     3.06   Basic Operating Cost..........................................    20
     3.07   Adjustment For Variation Between Estimated and Actual.........    24
     3.08   Computation of Basic Operating Cost Adjustment................    24
     3.09   Tenant's Right to Audit Basic Operating Cost..................    24

Article 4   Landlord Covenants............................................    25
     4.01   Basic Services................................................    25
     4.02   Extra Services................................................    26
     4.03   Graphics and Signage..........................................    27
     4.04   Repair Obligation.............................................    27
     4.05   Peaceful Enjoyment............................................    28

Article 5   Tenant's Covenants............................................    28
     5.01   Payments By Tenant............................................    28
     5.02   Taxes On Personal Property and Tenant Extra Improvements......    28
     5.03   Repairs By Tenant.............................................    28
     5.04   Waste.........................................................    29
     5.05   Assignment or Sublease........................................    29
     5.06   Alterations, Additions or Improvements........................    31
     5.07   Liens.........................................................    33
     5.08   Compliance With Laws, Insurance Standards and Non-
            Discrimination................................................    33
     5.09   Entry For Repairs, Inspection, Posting Notices, Etc...........    34
     5.10   No Nuisance...................................................    34
     5.11   Subordination; Mortgagee Protection; Reciprocal Easement
            Agreements....................................................    34
     5.12   Estoppel Certificate..........................................    36
     5.13   Letter of Credit..............................................    36
     5.14   Security Deposit..............................................    40
     5.15   Tenant's Remedies.............................................    41
     5.16   Rules and Regulations.........................................    41
     5.17   Prohibition and Indemnity With Respect To Hazardous Material..    41
     5.18   Surrender of Premises On Termination..........................    42
     5.19   Window Coverings..............................................    43

Article 6   Condition and Operation of the Building.......................    43
     6.01   Exhibit B Controls............................................    43
     6.02   Alteration....................................................    43

Article 7   Casualty, Eminent Domain and Miscellaneous Matters............    44
     7.01   Landlord's Casualty Insurance.................................    44
     7.02   Liability Insurance...........................................    44
     7.03   Tenant's Casualty Insurance and Additional Tenant Insurance
            Requirements..................................................    45
     7.04   Indemnity and Exoneration.....................................    45
     7.05   Waiver of Subrogation Rights..................................    46
     7.06   Condemnation and Loss or Damage...............................    46
     7.07   Damage and Destruction........................................    47
     7.08   Default By Tenant.............................................    48
     7.09   No Waiver.....................................................    52
     7.10   Statutory Waivers.............................................    52
     7.11   Holding Over..................................................    52
     7.12   Attorneys' Fees...............................................    53
     7.13   Amendments....................................................    53
     7.14   Transfers By Landlord.........................................    53
     7.15   Severability..................................................    53
     7.16   Notices.......................................................    53
     7.17   No Option.....................................................    54
     7.18   Integration and Interpretation................................    54
     7.19   Quitclaim.....................................................    54

     7.20   No Easement For Light, Air and View...........................    54
     7.21   No Merger.....................................................    54
     7.22   Memorandum of Lease...........................................    55
     7.23   Survival......................................................    55
     7.24   Financial Statements..........................................    55
     7.25   No Joint Venture..............................................    55
     7.26   Successors and Assigns........................................    55
     7.27   Applicable Law................................................    55
     7.28   Time of the Essence...........................................    56
     7.29   Interpretation................................................    56
     7.30   Parking.......................................................    56
     7.31   Brokers.......................................................    57
     7.32   Security......................................................    57
     7.33   Satellite Dish................................................    58
     7.34   Right of First Negotiation....................................    58
     7.35   Delivery of Alternate Security................................    59
     7.36   Counterparts..................................................    59


       Exhibit

         A-1    Site Plan

         A-2    Project

          B     Base Building Improvements Construction Agreement

         B-1    Preliminary Specifications for Base Building Improvements

          C     Tenant Improvements Construction Agreement

         C-1    Definition of Building Standard Improvements

          D     Building Rules and Regulations

          E     Sample Form of Lease Commencement Certificate

          F     Tenant Improvements Loan Amortization Memorandum

                               801 Gateway Lease

     This Lease is made and entered into as of the date specified in the Basic Lease Information Sheet attached hereto and incorporated herein by this reference, by and between HMS GATEWAY OFFICE, L.P., a Delaware limited partnership ("Landlord"), and the Tenant identified in the Basic Lease Information Sheet.

     In consideration of the mutual covenants and agreements contained in this Lease, the parties agree as follows:


                                   ARTICLE 1

                                  Definitions
                                  -----------

     Certain terms used in this Lease and the Exhibits hereto shall have the meaning set forth below for each such term. Certain other terms shall have the meaning set forth elsewhere in this Lease and the Exhibits hereto.

     1.01   "801 Gateway Preliminary Specifications" shall mean those
             --------------------------------------
preliminary specifications for construction of the Base Building Improvements described on Exhibit B-1.

     1.02   "Additional Rent" shall mean all obligations of Tenant hereunder
             ---------------
other than the obligation for payment of Gross Rent.

     1.03   "Additional Sublease Information" shall have the meaning set forth
             -------------------------------
in Section 5.05(b).

     1.04   "Adjacent Parcels" shall have the meaning set forth in Section 7.34.
             ----------------

     1.05   "Alterations" shall have the meaning set forth in Section 5.06(a).
             -----------

     1.06   "Alternate Parking Spaces" shall have the meaning set forth in
             ------------------------
Section 7.30(b).

     1.07   "Applicable Requirements" shall have the meaning set forth in
             -----------------------
Section 7.33.

     1.08   "Arbitration Notice" shall have the meaning set forth in Section
             ------------------
3.02(b).

     1.09   "Assumption Agreement" shall have the meaning set forth in Section
             --------------------
7.14.

     1.10   "Availability Notice" shall have the meaning set forth in Section
             -------------------
7.34.

     1.11   "Bank" shall have the meaning set forth in Section 5.13(c).
             ----

     1.12   "Base Building Improvements" shall mean those improvements of the
             --------------------------
Leased Premises that are described on Exhibit B-1.

     1.13   "Base Building Improvements Construction Commencement Date" shall
             ---------------------------------------------------------
mean the date Landlord commences construction of the Base Building Improvements pursuant to Exhibit B.

     1.14   "Base Rent" shall mean the basic rent payable by Tenant to Landlord
             ---------
in the amounts shown on the Basic Lease Information sheet and in the manner provided in Section 3.04.

     1.15   "Basic Operating Cost" shall have the meaning set forth in Section
             --------------------
3.06.

     1.16   "Basic Operating Cost Adjustment" for any calendar year shall mean
             -------------------------------
the difference, if any, between Estimated Basic Operating Cost and Basic Operating Cost for that calendar year.

     1.17   "Basic Operating Cost Statement" shall have the meaning set forth in
             ------------------------------
Section 3.08.

     1.18   "Basic Services" shall mean the services provided pursuant to
             --------------
Section 4.01.

     1.19   "Building" shall mean the five (5) story building to be constructed
             --------
by Landlord on the Project and to be commonly known as 801 Gateway Boulevard, South San Francisco, California.

     1.20   "Building Standard Improvements" shall mean those improvements of
             ------------------------------
the Leased Premises that are described on Exhibit C-1.

     1.21   "Business Day" shall mean Monday through Friday, except holidays;
             ------------
"holiday" means those holidays specified by the laws of the United States or the State of California and all holidays to which maintenance employees of the Building are entitled from time to time under their union contract or other agreement.

     1.22   "Business Hours" shall mean the Building hours of operation set
             --------------
forth in the Building Rules and Regulations attached hereto as Exhibit D.

     1.23   "Claims" shall have the meaning set forth in Section 5.17(a).
             ------

     1.24   "Common Areas" shall mean (i) with respect to the Building, the
             ------------
total square footage of areas of the Building devoted to non-exclusive uses such as lobbies, fire vestibules, rest rooms, mechanical areas, loading areas, trash areas, tenant and ground floor corridors, elevator foyers, electrical and janitorial closets, ground floor lobbies, telephone and equipment rooms, and other similar facilities maintained for the benefit of Building tenants and invitees, but shall not mean Major Vertical Penetrations and (ii) with respect to the Project (excluding the Building), all walkways, roadways, sidewalks, parkways, driveways, landscaped areas or other similar facilities maintained for the benefit of Project Tenants and invitees.

     1.25   "Conceptual/Space Plans" shall have the meaning set forth in Exhibit
             ----------------------
C.

     1.26   "Conceptual/Space Plans Submittal Date" shall mean the date stated
             -------------------------------------
on the Basic Lease Information Sheet for delivery of Conceptual/Space Plans pursuant to Exhibit C.

     1.27   "Condemnation" shall have the meaning set forth in Section 7.06(a).
             ------------

     1.28   "Construction Documents" shall have the meaning set forth in Exhibit
             ----------------------
C.

     1.29   "Construction Documents Submittal Date" shall mean the date stated
             -------------------------------------
on the Basic Lease Information Sheet for delivery of Construction Documents pursuant to Exhibit C.

     1.30   "Designated Parking Areas" shall have the meaning set forth in
             ------------------------
Section 7.30(a).

     1.31   "Election Notice" shall have the meaning set forth in Section
             ---------------
3.02(a).

     1.32   "Electronic Payment Arrangement" shall have the meaning set forth in
             ------------------------------
Section 7.08(a)(ii).

     1.33   "Estimated Basic Operating Cost" for any calendar month shall mean
             ------------------------------
Landlord's estimate of Basic Operating Cost for the calendar year within which such month falls divided by twelve (12) equal monthly installments.

     1.34   "Event of Default" shall have the meaning set forth in Section
             ----------------
7.08(a).

     1.35   "Existing Tenants" shall have the meaning set forth in Section 7.34.
             ----------------

     1.36   "Expansion Transaction" shall have the meaning set forth in Section
             ---------------------
7.34.

     1.37   "Expenses" shall have the meaning set forth in Section 3.06(a).
             --------

     1.38   "Fair Market Rent" shall mean the rate being charged for comparable
             ----------------
space in class "A" properties similar to the Building in northern San Mateo County (which shall include, but not be limited to, South San Francisco, Brisbane and San Bruno), taking into consideration: the location of the comparable space within the relevant buildings, tenant improvements or allowances existing or to be provided, rental abatements, lease takeovers/assumptions, moving expenses and other forms of rental concessions, proposed term of lease, extent of service provided or to be provided, whether or not the transaction is a sublease, the time the particular rate under consideration became or is to become effective and any other relevant terms or conditions.

     1.39   "First Renewal Option" shall have the meaning set forth in Section
             --------------------
3.02(a).

     1.40   "First Renewal Term" shall have the meaning set forth in Section
             ------------------
3.02(a).

     1.41   "FMR Notice" shall have the meaning set forth in Section 3.02(b).
             ----------

     1.42   "GAAP" shall mean generally accepted accounting principles,
             ----
consistently applied.

     1.43   "Governmental Agency" has the meaning specified within the
             -------------------
definition of "Permitted Use."

     1.44   "Gross Rent" shall mean the total of Base Rent and Tenant's
             ----------
Proportionate Share(s) of Estimated Basic Operating Cost.

     1.45   "Guarantor" shall mean any guarantor of any of Tenant's obligations
             ---------
under this Lease.

     1.46   "Hazardous Material" shall mean any: (a) oil, flammable substances,
             ------------------
explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Hazardous Materials Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S).9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S).1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S).1251, et seq.; Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316, and 25501
of the California Health and Safety Code; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other Person coming upon the Project or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment.

     1.47   "Hazardous Materials Claims" shall mean any enforcement, cleanup,
             --------------------------
removal, remedial or other governmental or regulatory actions, agreements or orders instituted pursuant to any Hazardous Materials Laws; and any claims made by any third party against Landlord, Tenant or the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials.

     1.48   "Hazardous Materials Laws" shall mean any federal, state or local
             ------------------------
laws, ordinances, orders, rules, regulations or policies, now or hereafter in force, as amended from time to time, in any way relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Project, including, without limitation, soil, groundwater and indoor and ambient air conditions. Landlord hereby notifies Tenant in accordance with California Health & Safety Code Section 25359.7 that in 1981-82, the Project was the subject of a state-supervised cleanup of hazardous waste disposed of on the site by prior occupants. As part of the cleanup approved by the applicable agencies, some soils containing heavy metals were left in place, covered by clean fill. These soils are managed in accordance with the requirements of the applicable agencies and a Declaration of Covenants, Conditions and Restrictions imposed by Homart Development Co.

     1.49   "Landlord Parties" means the employees, agents, contractors,
             ----------------
officers, directors, partners, licensees, invitees and guests of Landlord, Landlord's affiliates, Landlord's general partners and limited partners.

     1.50   "Landlord's Architect" shall have the meaning set forth in Exhibit
             --------------------
B.

     1.51   "Landlord's Contamination" shall have the meaning set forth in
             ------------------------
Section 5.17(a).

     1.52   "Landlord's Review Period" shall mean (A) in the case of a proposed
             ------------------------
assignment or subletting affecting not more than one floor of the Building, a period of fifteen (15) days following the Subtenant Interview and receipt of the Additional Sublease Information (or twenty-five (25) days from the date of Tenant's original notice if Landlord does not request Additional Sublease Information or a Subtenant Interview), and (B) in the case of a proposed assignment or subletting affecting more than one floor of the Building, a period of twenty (20) days following the Subtenant Interview and receipt of the Additional Sublease Information (or thirty (30) days from the date of Tenant's original notice if Landlord does not request Additional Sublease Information or a Subtenant Interview).

     1.53   "Laws" shall have the meaning set forth in Section 5.08(a).
             ----

     1.54   "LC Face Amount" shall have the meaning set forth in Section
             --------------
5.13(a).

     1.55   "LC Termination Date" shall have the meaning set forth in Section
             -------------------
5.13(a).

     1.56   "Leased Premises" shall mean the Building (expressly excluding,
             ---------------
however, any Common Areas therein), which Building shall contain the Net Rentable Area specified on the Basic Lease Information sheet (which Net Rentable Area shall be subject to confirmation on or about the Term Commencement Date as contemplated under Section 1.108 below). The Leased Premises shall be situated substantially in the area indicated on the site plan attached hereto as Exhibit A-1. If at any time during the Term, Tenant is leasing, in accordance with the terms and conditions of this Lease, less than the entire Building, the "Leased Premises" shall be deemed to include only that portion of the Building then leased by Tenant pursuant to this Lease.

     1.57   "Letter of Credit" shall have the meaning set forth in Section
             ----------------
5.13(c).

     1.58   "Letter of Credit Early Cancellation Date" shall have the meaning
             ----------------------------------------
set forth in Section 5.13(b)(iv).

     1.59   "Letter of Credit Proceeds" shall have the meaning set forth in
             -------------------------
Section 5.13(a).

     1.60   "Limited Sublease" shall mean a sublease affecting sixty percent
             ----------------
(60%) or more of the Net Rentable Area of the Building for a term not exceeding thirty (30) months and expiring not less than twenty-four (24) months prior to the Term Expiration Date.

     1.61   "Major Tenant" shall have the meaning set forth in Section 4.03.
             ------------

     1.62   "Major Vertical Penetrations" shall mean the area or areas within
             ---------------------------
Building stairs (excluding the landing at each floor), elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts and the like, that service more than one floor of the Building. The area with Major Vertical Penetrations shall be bounded and defined by the interior surface of the perimeter walls thereof (or the extended plane of such walls over areas that are not enclosed). Major Vertical Penetrations shall exclude, however, areas for the specific use of Tenant or installed at the request of Tenant, such as special stairs or elevators.

     1.63   "Market Capitalization" shall mean Tenant's equity market
             ---------------------
capitalization, calculated as the total number of fully diluted shares of common stock and common stock equivalents outstanding, as derived from the latest corporate document on file with the Securities and Exchange Commission ("SEC"), on an as-converted basis, at the closing price (averaged over a ten (10) day period prior to the date of calculation) on the public market on which the common stock is traded. Common stock equivalents include, but are not limited, to preferred stock, convertible preferred stock, convertible debt, warrants and options issued, outstanding and in-the-money.

     1.64   "Mortgage Lender" shall have the meaning set forth in Section
             ---------------
5.11(a).

     1.65   "Negotiation Notice" shall have the meaning set forth in Section
             ------------------
7.34.

     1.66   "Net Profits" shall mean, if Tenant is a public company, the
             -----------
positive net income of Tenant for the applicable calendar quarter, calculated in accordance with GAAP, as reported on Tenant's most recent Form 10-K or 10-Q filed with the SEC, and, if Tenant is not a public company, the positive net income of Tenant for the applicable calendar quarter, as reflected on the financial statements of Tenant for such quarter, which financial statements shall be certified by the Chief Financial Officer of Tenant and shall be accompanied by an unqualified opinion of an independent, qualified certified public accounting firm of national standing reasonably satisfactory to Landlord, which opinion shall state that such financial statements fairly present the financial condition of Tenant for the applicable period and were prepared in accordance with GAAP.

     1.67   "Net Rentable Area" shall mean the area or areas of space within the
             -----------------
Project determined pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 (the "BOMA Standard"). The parties acknowledge that, as of the date of this Lease, the Net Rentable Area of the Leased Premises set forth on the Basic Lease Information Sheet is an approximation only and the actual Net Rentable Area shall be subject to confirmation by measurement by Landlord's Architect, based on the BOMA Standard, on or about the Term Commencement Date. Landlord's Architect shall consult with Tenant's Architect in performing such measurement; provided, however, that in the event of any disagreement between such professionals, the determination of Landlord's Architect shall prevail. Any such changes to the Net Rentable Area in the Leased Premises shall be reflected in the Lease Commencement Certificate, a sample form of which is attached hereto as Exhibit E to be executed by Tenant promptly after the Term Commencement Date. In the event of any such change in the Net Rentable Area, all amounts, percentages and figures appearing or referred to in this Lease based upon such Net Rentable Area (including, without limitation, the amounts of the Base Rent, Tenant Improvements Allowance, Tenant Improvements Loan and Review Fee, and Tenant's Proportionate Share(s)) shall be modified in accordance with such determination. The Net Rentable Area and/or the aforesaid amounts, percentages and figures shall be subject to further adjustment by Landlord from time to time for a remeasurement of or changes in the physical size of the Leased Premises, the Building or the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or the Project or otherwise.

     1.68   "Nondisturbance Agreement" shall have the meaning set forth in
             ------------------------
Section 5.11(a).

     1.69   "Off-Site Conditions" shall have the meaning set forth in Section
             -------------------
4.01(b).

     1.70   "Permitted Alterations" shall have the meaning set forth in Section
             ---------------------
5.06(a).

     1.71   "Permitted Hazardous Materials" shall mean Hazardous Materials which
             -----------------------------
are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within general offices of similar size and location, but only if and to the extent that such supplies are transported, stored and used in full compliance with all Hazardous Materials Laws and otherwise in a safe and prudent manner. Hazardous Materials which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all Hazardous Materials Laws or which is not in any respect safe and prudent shall not be deemed to be "Permitted Hazardous Materials" for the purposes of this Lease.

     1.72   "Permitted Use" shall mean general office uses in the Leased
             -------------
Premises of a kind appropriate in a building of the type and quality of the Building; provided, however, that for the purpose of limiting the type of use permitted by Tenant, or an assignee of Tenant, but without limiting Landlord's right to lease any portion of the Building to a tenant of Landlord's choice, "Permitted Use" shall not include (i) offices of any agency or bureau of the United States or any state or political subdivision thereof (a "Governmental Agency"), (ii) offices or agencies of any foreign government or political subdivision thereof, (iii) offices of any health care professionals or service organization, except for administrative offices where no diagnostic, treatment or laboratory services are performed, (iv) schools or other training facilities (excluding facilities for the training of Tenant's employees in connection with the operation of Tenant's business in the Leased Premises), (v) retail or restaurant uses, (vi) broadcast studios or other broadcast production facilities, such as radio and/or television stations, (vii) product display or demonstration facilities, (viii) offices at which deposits or bills are regularly paid in person by customers, and (ix) personnel agencies, except offices of executive search firms.

     1.73   "Post Clause (ii) Reduction Face Amount" shall have the meaning set
             --------------------------------------
forth in Section 5.13(b)(ii).

     1.74   "Pre-Existing Contamination" shall have the meaning set forth in
             --------------------------
Section 5.17(a).

     1.75   "Prime" means the "prime" or "reference" rate announced by Bank of
             -----
America from time to time at its main branch in San Francisco, California.

     1.76   "Project" shall mean the real property (including, without
             -------
limitation, the Building, the Common Areas and any other present or hereafter existing improvements), as such real property may be reduced or expanded from time to time by Landlord in accordance with Section 2.02 below, situated in the City of South San Francisco, County of San Mateo and more particularly described on Exhibit A-2.

     1.77   "REAs" shall have the meaning set forth in Section 5.11(e).
             ----

     1.78   "Renewal Options" shall have the meaning set forth in Section
             ---------------
3.02(a).

     1.79   "Renewal Terms" shall have the meaning set forth in Section 3.02(a).
             -------------

     1.80   "Rent" shall mean Gross Rent, Additional Rent and any and all other
             ----
charges of any nature payable by Tenant to Landlord under this Lease.

     1.81   "Rent Commencement Date" shall mean the date that is the earlier of
             ----------------------
(i) December 15, 2000, or (ii) the Tenant Improvements Substantial Completion Date.

     1.82   "Rescission Notice" shall have the meaning set forth in Section
             -----------------
3.02(b).

     1.83   "Satellite Dish" shall have the meaning set forth in Section 7.33.
             --------------

     1.84   "Second Renewal Option" shall have the meaning set forth in Section
             ---------------------
3.02(a).

     1.85   "Second Renewal Term" shall have the meaning set forth in Section
             -------------------
3.02(a).

     1.86   "Security Deposit" shall have the meaning set forth in Section 5.14.
             ----------------

     1.87   "Specified Contamination" shall have the meaning set forth in
             -----------------------
Section 3.06(a)(xiii).

     1.88   "Specified Percentage" shall have the meaning set forth in Section
             --------------------
3.06(a)(vii).

     1.89   "Sublease/Assignment Costs" shall mean the sum of (i) the following
             -------------------------
costs and expenses, but solely to the extent actually paid by Tenant in connection with such sublease or assignment transaction: (A) reasonable and customary market-based leasing commissions, (B) reasonable legal fees, and (C) reasonable costs of Alterations required to be made by Tenant to the Leased Premises in connection with such sublease or assignment, which commissions, fees and costs shall, for purposes of the calculation contemplated under Section 5.05(e), be amortized on a straight-line basis over the term of the applicable assignment or sublease, and (ii) the then-unamortized portion of Tenant's Initial Tenant Improvements Contribution (calculated as of the commencement of the proposed sublease or assignment) allocable to the space subject to the sublease or assignment transaction. For purposes of the aforesaid clause (ii), Tenant's Initial Tenant Improvements Contribution shall be (1) amortized on a straight-line basis over the period commencing on the Rent Commencement Date and ending on the Term Expiration Date (including any extension thereof pursuant to a Renewal Option theretofore exercised by Tenant), together with interest thereon at the rate of Prime plus two percent (2%) per annum, and (2) allocated to the entire Leased Premises on an equal amount per square foot. By way of example only, if the Net Rentable Area of the Leased Premises is 135,000 square feet and Tenant's Initial Tenant Improvements Contribution equals $1,350,000.00, then Tenant's Initial Tenant Improvements Contribution shall be allocated to the Leased Premises at the rate of $10.00 per square foot.

     1.90   "Subordination Agreement" shall have the meaning set forth in
             -----------------------
Section 5.11(a).

     1.91   "Subtenant Interview" shall have the meaning set forth in Section
             -------------------
5.05(b).

     1.92   "Tenant Affiliate" shall mean any legal entity (i) which shall be
             ----------------
controlled by, under the control of, or under common control with, Tenant, (ii) which results from a merger of, reorganization of, or consolidation with, Tenant, or (iii) which acquires all or substantially all of the stock or assets of Tenant; and a party shall be deemed to "control" another party for purposes of clause (i) above only if the first party owns fifty percent (50%) or more of the outstanding shares, partnership or limited liability company membership interests, or other beneficial interests of, the second party.

     1.93   "Tenant Extra Improvements" shall mean the extent to which the
             -------------------------
Tenant Improvements in the Leased Premises would exceed in quality or quantity the Building Standard Improvements. In instances where this Lease refers to Tenant Extra Improvements as a standard for the provision of services, maintenance, repair or replacement by Tenant or Landlord, such reference shall be to the difference in required services, maintenance, repairs or replacements between the Tenant Improvements as constructed in the Leased Premises and the Building Standard Improvements had the Building Standard Improvements been constructed in the Leased Premises.

     1.94   "Tenant Improvements" shall have the meaning set forth in Exhibit C.
             -------------------

     1.95   "Tenant Improvements Allowance" shall have the meaning set forth in
             -----------------------------
Exhibit C.

     1.96   "Tenant Improvements Construction Commencement Date" shall mean the
             --------------------------------------------------
date Tenant commences construction of the Tenant Improvements pursuant to Exhibit C.

     1.97   "Tenant Improvements Cost" shall have the meaning set forth in
             ------------------------
Exhibit C.

     1.98   "Tenant Improvements Loan" shall have the meaning set forth in
             ------------------------
Exhibit C.

     1.99   "Tenant Improvements Substantial Completion Date" shall have the
             -----------------------------------------------
meaning set forth in Exhibit C.

     1.100  "Tenant Parties" shall mean the employees, agents, contractors,
             --------------
officers, directors, partners, licensees, invitees and guests of Tenant.

     1.101  "Tenant's Architect" shall have the meaning set forth in Exhibit C.
             ------------------

     1.102  "Tenant's Construction Manager" shall have the meaning set forth in
             -----------------------------
Exhibit C.

     1.103  "Tenant Delay" shall have the meaning set forth in Exhibit C.
             ------------

     1.104  "Tenant's Initial Tenant Improvements Contribution" shall mean the
             -------------------------------------------------
aggregate cost expended by Tenant out of its own funds (specifically excluding the Tenant Improvements Allowance and the proceeds of the Tenant Improvements
Loan) toward the Tenant Improvements Cost.

     1.105  "Tenant's Personal Property" shall have the meaning set forth in
             --------------------------
Section 7.01.

     1.106  "Tenant's Proportionate Share" shall mean (i) with respect to
             ----------------------------
Expenses which Landlord allocates to the Building, the percentage that the Net Rentable Area of the Leased Premises bears to ninety-five percent (95%) of the total Net Rentable Area of the Building or to the total Net Rentable Area leased in the Building (if such total is greater than ninety-five percent (95%) of the total Net Rentable Area) as calculated for each calendar year of the Term, and
(ii) with respect to Expenses which Landlord allocates to the Project as a whole or to only a portion of the Project, a percentage calculated by Landlord from time to time in its reasonable discretion and furnished to Tenant in writing. Notwithstanding the foregoing, Landlord may equitably adjust Tenant's Proportionate Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Leased Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project.

     1.107  "Term" shall mean the period from the Term Commencement Date and
             ----
ending on the Term Expiration Date. The Scheduled Term Commencement Date stated on the Basic Lease Information sheet represents merely the parties' estimate of the Term Commencement Date.

     1.108  "Term Commencement Date" shall have the meaning set forth in Section
             ----------------------
3.01.

     1.109  "Term Expiration Date" shall mean the date that is the number of
             --------------------
years set forth on the Basic Lease Information after the Rent Commencement Date or such earlier date upon which this Lease is terminated pursuant to the terms hereof.

                                   ARTICLE 2

                                 Leased Premises
                                 ---------------

     2.01   Lease. Landlord leases to Tenant and Tenant leases from Landlord the
            -----
Leased Premises upon all of the terms, covenants and conditions set forth herein.

     2.02   Landlord's Reserved Rights. Landlord reserves from the leasehold
            --------------------------
estate hereunder, in addition to all other rights reserved by Landlord under this Lease: (i) all exterior walls and windows bounding the Leased Premises, and all space located within the Leased Premises for Major Vertical Penetrations, conduits, electric and all other utilities, air-conditioning, sinks or other Building facilities that do not constitute Tenant Extra Improvements, the use thereof and access thereto through the Leased Premises for operation, maintenance, repair or replacement thereof, and (ii) the right from time to time, without unreasonable interference with Tenant's use, (A) to install, remove or relocate any of the foregoing for service to any part of the Building to locations that will not materially interfere with Tenant's use of the Leased Premises, to alter or relocate any portion of the Common Areas or any other common facility; (B) to close temporarily any of the Common Areas for maintenance or construction purposes so long as reasonable access to the Leased Premises remains available;
(C) to add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (D) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof so long as reasonable access to the Leased Premises and the loading area serving the Leased Premises remains available; and (E) to make changes or alterations or additions to the Project or any portion thereof. Notwithstanding the foregoing, without the prior written consent of Tenant, Landlord shall not alter any portion of the Common Areas in a manner that causes the Common Areas to materially deviate from the depiction thereof shown on the site plan attached hereto as Exhibit A-1; provided, however, that Tenant shall not withhold its consent to any such alteration that does not materially interfere with Tenant's use and occupancy of the Leased Premises or enjoyment of the Common Areas. Landlord shall have the right from time to time to expand or to reduce the parcels of real property constituting the Project; provided, however, that Tenant shall have the right to approve any such reduction or expansion that materially interferes with Tenant's use and occupancy of the Leased Premises. Subject to the rights of Tenant specified in this Lease as to the non-exclusive use of certain portions of the Common Areas, Landlord shall have the sole and exclusive right to possession and control of the Common Areas and all other areas of the Project outside the Leased Premises.

     2.03   Construction of Base Building Improvements and Tenant Improvements.
            ------------------------------------------------------------------
Landlord shall cause the construction of the Base Building Improvements in accordance with the terms and conditions of the Base Building Improvements Construction Agreement attached hereto as Exhibit B. The Base Building Improvements are generally described on Exhibit B-1 hereto. Additionally, Tenant shall cause the construction of certain tenant improvements in the interior of the Leased Premises in accordance with the terms and conditions of the Tenant Improvement Construction Agreement attached hereto as Exhibit C. Landlord and Tenant agree to and shall be bound by the terms and provisions of said Exhibits B and C.

                                   ARTICLE 3

                   Rent, Term, Use and Basic Operating Costs
                   -----------------------------------------

     3.01   Term. Except as otherwise provided herein, the Term shall commence
            ----
on the date (the "Term Commencement Date") Landlord delivers possession of the Leased Premises to Tenant for the construction of the Tenant Improvements and shall continue in full force for the Term. Subject to Paragraphs 4(b)(iii) and 4(b)(iv) of Exhibit B hereto, if the actual Term Commencement Date does not occur on or before by the Scheduled Term Commencement Date for any reason, this Lease shall not be void or voidable, nor shall Landlord be liable for any claims, damages or liabilities by reason thereof. Should the Term Commencement Date be a date other than the Scheduled Term Commencement Date, either Landlord or Tenant, at the request of the other, shall promptly execute a declaration specifying the Term Commencement Date. Tenant's obligations under this Lease shall commence upon the Term Commencement

Date, excluding only the obligation to pay Gross Rent, which shall commence upon the Rent Commencement Date.

     3.02   Options to Extend Term.
            ----------------------

     (a) Subject to the terms of this Section 3.02, Tenant shall have two (2) options (the "First Renewal Option" and the "Second Renewal Option," respectively, and collectively, the "Renewal Options") to extend the Term of this Lease, with respect to three (3) or more full floors of the Building, for successive periods of five (5) years each beyond the Term Expiration Date (the "First Renewal Term" and the "Second Renewal Term," respectively, and collectively, the "Renewal Terms"). Tenant understands and acknowledges that if it exercises a Renewal Option with respect to less than the entire Building, it shall have the right only to renew in full floor increments, and, in any event, shall not have the right to renew with respect to less than three (3) full floors. The Renewal Options are personal to Tenant and may not be exercised by or on behalf of any sublessee or assignee, or by or on behalf of any other successor or assign of Tenant, except for a Tenant Affiliate to whom Tenant assigns its entire right, title and interest in and to this Lease pursuant to
Section 5.05 below. The Renewal Options shall be effective only if (i) no Event of Default is occurring under this Lease, nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder, either at the time of exercise of the respective Renewal Option or the time of commencement of the respective Renewal Term, and
(ii) Tenant has a Market Capitalization equal to or greater than One Billion Dollars ($1,000,000,000.00) at the time of exercise of the respective Renewal Option and at the time of commencement of the respective Renewal Term. The Second Renewal Option shall be effective only if Tenant has validly exercised the First Renewal Option and occupied the Leased Premises (or the portion thereof actually leased by Tenant during the First Renewal Term) throughout the First Renewal Term. If Tenant leases less than the entire Leased Premises during the First Renewal Term, then the Second Renewal Option shall be available only with respect to the portion of the Leased Premises actually leased by Tenant during the First Renewal Term. The Renewal Options must be exercised, if at all, by written notice (each, an "Election Notice") from Tenant to Landlord given not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Term or the First Renewal Term, as the case may be. Any such Election Notice must specify the number of floors in the Building Tenant elects to lease during the applicable Renewal Term. In the event Tenant exercises a Renewal Option with respect to less than the entire Building, then Landlord shall have the right to approve the actual floors leased by Tenant during the applicable Renewal Term. Any such Election Notice given by Tenant to Landlord shall be irrevocable. If Tenant fails to exercise a Renewal Option in a timely manner as provided for above, the Renewal Option shall be void. The Renewal Terms shall be upon the same terms and conditions as the initial Term, except that the annual Base Rent during each Renewal Term shall be equal to the Fair Market Rent as of the commencement of such Renewal Term.

     (b) Fair Market Rent for each Renewal Term shall be determined by Landlord with written notice (a "FMR Notice") given to Tenant prior to the commencement of the applicable Renewal Term, subject to Tenant's rights of termination pursuant to this Section 3.02(b) and arbitration pursuant to Section 3.02(c) below. In the event Tenant disagrees with Landlord's determination of Fair Market Rent, then Tenant shall have the right to either (i) rescind its Election Notice by written notice of rescission (a "Rescission Notice") delivered to Landlord within ten (10) days of Tenant's receipt of the applicable FMR Notice, in which case this Lease shall expire upon the original Term Expiration Date and Tenant shall have no further rights under this Section 3.02, or (ii) elect to submit the dispute to arbitration pursuant to Section 3.02(c) below by delivering written notice (an "Arbitration Notice") to Landlord within thirty (30) days of Tenant's receipt of the applicable FMR Notice. Tenant's Arbitration Notice shall include Tenant's determination of Fair Market Rent. Failure on the part of Tenant to deliver a Rescission Notice or an Arbitration Notice to Landlord in a timely manner as provided above, time being of the essence, shall bind Tenant to the Fair Market Rent as determined by Landlord. Should Tenant elect to arbitrate and should the arbitration not have been concluded prior to the commencement of the applicable Renewal Term, Tenant shall pay Gross Rent to Landlord during the Renewal Term, including Base Rent adjusted to reflect Fair Market Rent as Landlord has so determined. If the amount of Fair Market Rent as determined by arbitration is greater than or less than Landlord's determination, then any adjustment required to correct the amount previously paid shall be made by payment by the appropriate party within ten (10) days after such determination of Fair Market Rent.

     (c) If Tenant disputes the amount claimed by Landlord as Fair Market Rent and delivers an Arbitration Notice to Landlord in a timely manner as provided above, and if Landlord and Tenant are not otherwise able to agree upon the Fair Market Rent (Landlord reserving the right to resubmit its determination of Fair Market Rent to Tenant), the dispute shall be submitted to arbitration. The award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the San Francisco Bay Area in accordance with the then-prevailing commercial arbitration rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by said rules shall be modified as follows:

          (i) Tenant shall deliver an Arbitration Notice to Landlord within thirty (30) days after Tenant's receipt of the FMR Notice, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be a real estate broker with not less than five (5) years experience negotiating commercial lease transactions in northern San Mateo County who would qualify as an expert witness over objection to give testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a timely and proper demand for such arbitration shall constitute a waiver of the right thereto. Within ten (10) Business Days after the service of Tenant's demand for arbitration, Landlord shall have the right to give notice in writing to Tenant of Landlord's adjusted determination of Fair Market Rent. Within ten (10) Business Days following Tenant's receipt of such notice, if Tenant and Landlord have not agreed upon Fair Market Rent, Tenant shall notify Landlord in writing that Tenant desires to renew its demand for arbitration. Failure on the part of Tenant to give such notice shall constitute a waiver of the right to such arbitration, and Tenant shall be deemed to have accepted Landlord's adjusted determination of Fair Market Rent. Within ten (10) Business Days after the receipt of such notice, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

          (ii) If two (2) arbitrators are chosen pursuant to Section 3.02(c)(i) above, the arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed and, if within ten (10) Business Days after such first meeting the two arbitrators shall be unable to agree promptly upon a determination of Fair Market Rent, they shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Section 3.02(c)(i) above. If they are unable to agree upon such appointment within five
(5) Business Days after expiration of said ten (10) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) Business Days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City of South San Francisco, acting in his private non-judicial capacity. Request for appointment shall be made in writing with a copy given to the other party. Each party agrees that said Judge shall have the power to make the appointment; provided, however, that if the Chief Judge does not make a determination within ten (10) days of request by either party for the appointment of a third arbitrator, appointment of such third arbitrator shall be made in accordance with the selection procedure of the commercial arbitration rules of the American Arbitration Association or its successor for arbitration of commercial disputes. The three (3) arbitrators shall decide the dispute, if it has not previously been resolved, by following the procedure set forth in Section 3.02(c)(iii) below.

          (iii) Where the issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators in accordance with the following procedure. The arbitrators selected by each of the parties shall state in writing his determination of the Fair Market Rent, supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

          (iv) If any arbitrator fails, refuses or is unable to act, his successor shall be appointed by the party who originally appointed him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) Business Days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fees and costs of its own counsel. The party not prevailing shall pay the fees and costs of the arbitrators. For purposes hereof, the "prevailing party" shall be that party whose selected arbitrator's statement of Fair Market Rent was selected by the third arbitrator or, if a decision is reached by the two arbitrators selected by the parties and a third arbitrator is not chosen, the party whose original determination of Fair Market Rent (as specified in Landlord's FMR Notice or Tenant's Arbitration Notice, as applicable) is closest in amount to the Fair Market Rent ultimately determined by the arbitrators.

          (v) The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

     3.03 Use. Tenant shall use the Leased Premises solely for the Permitted Use
          ---
and for no other use or purpose. Nothing contained herein shall be deemed to limit or restrict Landlord from leasing any portion of the Building to any tenant for any use whatsoever, including, without limitation, any of the uses described in clauses (i) through (ix) of Section 1.72, provided only that Landlord shall not lease any portion of the Building to any Governmental Agency for a use that would include offices which members of the public would regularly visit and would likely lead to a substantially greater number of people entering and exiting the Building on a daily basis than would be the case with general office uses.

     3.04 Payment of Base Rent and Tenant's Proportionate Share(s) of Estimated
          ---------------------------------------------------------------------
Basic Operating Cost. Tenant shall pay the Base Rent with adjustments and in the
--------------------
manner hereinafter set forth.

     Commencing on the Rent Commencement Date, Base Rent shall be payable in advance on or before the first day of each calendar month during the Term and any extensions or renewals thereof; provided, however, that Base Rent for the first full calendar month following the Rent Commencement Date shall be paid in advance on or before the Tenant Improvements Construction Commencement Date. Commencing on the Rent Commencement Date, Tenant's Proportionate Share(s) of Estimated Basic Operating Cost shall be payable in advance on or before the first day of each calendar month during the Term and any extensions or renewals thereof. If the Rent Commencement Date occurs on other than the first day of a calendar month, then Gross Rent (consisting of Base Rent plus Tenant's Proportionate Share(s) of Estimated Basic Operating Cost) provided for such partial calendar month shall be prorated and the prorated amount shall be paid on the first day of the calendar month following the Rent Commencement Date together with any other amounts payable on that day. If the Term terminates on other than the last day of a calendar month, then Gross Rent provided for such partial calendar month shall be prorated and the prorated installment shall be paid on the first day of the calendar month preceding the Term Expiration Date. All payments due under this paragraph shall be payable in advance, without demand and without reduction, abatement, counterclaim or setoff, at the address specified on the Basic Lease Information or at such other address as may be designated by Landlord in the manner provided for giving notice under Section 7.16.

     3.05 Net Lease. Except as otherwise provided herein, this is a Net Lease
          ---------
and Base Rent shall be paid to Landlord absolutely net of all costs and expenses. The provisions for payment of Basic Operating Cost by means of periodic payment of Tenant's Proportionate Share(s) of Estimated Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for Tenant's Proportionate Share(s) of all costs and expenses of the nature described in Section 3.06.

     3.06 Basic Operating Cost.
          --------------------

     (a) Basic Operating Cost shall mean all expenses and costs (but not specific costs that are separately billed to and paid by specific tenants) of every kind and nature that Landlord shall pay or incur or become obligated to pay or incur (including, without limitation, costs incurred by managers and agents that are reimbursed by Landlord) because of or in connection with the management, maintenance, preservation and operation of the Project and its supporting facilities directly servicing the Project (as allocated to the Project in accordance with generally accepted accounting principles, consistently applied) including, but not limited to, the following (collectively, "Expenses"):

          (i) Wages, salaries and reimbursable expenses and benefits of all on-site and off-site personnel engaged in the operation and maintenance of the Project and the direct costs of training such employees limiting such charges only to amounts directly allocable to services rendered by the employees and personnel for the benefit of the Project.

          (ii)   Costs of the property management office and office operation.

          (iii) All supplies, materials and rental equipment used in the operation and maintenance of the Project, including, without limitation, temporary lobby displays and events, the cost of erecting, maintaining and dismantling art work and similar decorative displays commensurate with operation of a class "A" office building; provided, however, that so long as Tenant is the sole tenant of the Building, Landlord shall not provide such lobby displays or artwork in the Building unless requested by Tenant.

          (iv) Utilities, including, without limitation, water, power, gas, sewer, waste disposal, communication and cable TV facilities, heating, cooling, lighting and ventilation of the Project.

          (v) Assessments, fees or other charges levied by the Gateway Owners' Association or other similar body with respect to the maintenance, repair and operation of the Gateway development.

          (vi) All maintenance, janitorial and service agreements for the Project and the equipment therein, including, but not limited to, alarm service, window cleaning, elevator maintenance, and maintenance and repair of sidewalks, landscaping, Building exterior and service areas.

          (vii) A management cost recovery equal to the Specified Percentage (as hereinafter defined) of all revenue (excluding such management cost recovery) derived from the Project, without limitation, all Rent hereunder, all rent and other payments derived from other tenants in the Building, parking revenues from the Project and other revenues derived from licensees of any other part of or right in the Building. As used herein, "Specified Percentage" means
(A) so long as Tenant is the sole tenant of the Building, two percent (2%), and
(B) at all other times, three percent (3%).

          (viii) Legal and accounting services for the Project, including, but not limited to, the costs of audits by certified public accountants of Basic Operating Cost records; provided, however, that legal expense shall not include the cost of (A) negotiating lease terms for prospective tenants, (B) negotiating termination or extension of leases with existing tenants, (C) proceedings against any other specific tenant relating solely to the collection of rent or other sums due to Landlord from such tenant, or (D) legal costs incurred in connection with development and/or construction of the Project.

          (ix) All insurance premiums and costs, including, but not limited to, the premiums and costs of fire, casualty, liability, rental abatement and earthquake insurance applicable to the Project and Landlord's personal property used in connection therewith (and all amounts paid as a result of loss sustained that would be covered by such policies but for "deductible" or self-insurance provisions); provided, however, that Landlord may, but shall not be obligated to, carry earthquake insurance. Notwithstanding the foregoing, (A) in the event Landlord maintains fire and casualty insurance coverage (specifically excluding earthquake coverage) for the Building through a policy of insurance covering only the Building (and specifically excluding a blanket policy covering additional properties), Landlord shall not carry a deductible greater than Fifty Thousand Dollars ($50,000.00) on such policy, and (B) in the event Landlord makes a claim on its policy of earthquake insurance, if any, during the Term, the deductible under such policy shall be amortized over a period of ten (10) years, irrespective of when such claim is made, and Tenant shall be required to pay only the pro rata share of such deductible falling due within the Term (including any Renewal Term) based upon the aforesaid amortization of such deductible; provided, however, that in no event shall the portion of the earthquake deductible payable by Tenant hereunder during any calendar year exceed ten percent (10%) of the aggregate Basic Operating Cost for such year; and provided, further, that, notwithstanding the aforesaid ten-year amortization period, any portion of such deductible which is excluded from Basic Operating Cost pursuant to the foregoing proviso shall be deferred and added to Basic Operating Cost during succeeding calendar years, subject to the limitation for such succeeding calendar years pursuant to the foregoing proviso, until the full amount so deferred has been included in Basic Operating Cost in succeeding calendar years.

          (x) Repairs, replacements and general maintenance (except for repairs and replacements (A) which are capital in nature and are covered by
Section 3.06(a)(xii) below, (B) paid for from the proceeds of insurance, (C) paid for directly by Tenant, other tenants or any third party, or (D) for the benefit solely of tenants of the Project other than Tenant to the extent that Tenant could not obtain similar services from Landlord without an obligation to reimburse Landlord for the entire cost thereof under the provisions of this Lease).

          (xi) All real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, including, but not limited to, all of the following: (A) all real estate taxes and assessments, and all other taxes relating to, or levied, assessed or imposed on, the Project, or any portion thereof, or interest therein; (B) all taxes, assessments, charges, levies, fees, excises or penalties, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature imposed, levied upon, measured by or attributable to Landlord's equipment, furniture, fixtures and other property located in, or used in connection with, the Project, or levied upon, measured by or reasonably attributable to the cost or value of any of the foregoing; (C) all other taxes (including, without limitation, value added taxes), assessments, charges, levies, fees, or penalties, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature imposed, levied, assessed, charged or collected by any governmental authority or other entity either directly or indirectly (1) for or in connection with public improvements, user, maintenance or development fees, transit, parking, housing, employment, police, fire, open space, streets, sidewalks, utilities, job training, child care or other governmental services or benefits, (2) upon or with respect to the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of, or business operations in, the Project, (3) upon, against or measured by the area of the Project, or uses made thereof, or leases made to tenants thereof, or all or any part of the rents collected or collectible from tenants thereof, and (4) for environmental matters (other than Pre-Existing Contamination and Landlord's Contamination) or as a result of the imposition of mitigation measures, including parking taxes, employer parking regulations, or fees, charges or assessments as a result of the treatment of the Project, or any portion thereof or interest therein, as a source of pollution or storm water runoff; (D) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any or all of the foregoing taxes, assessments, charges or fees; and (E) any and all costs, expenses and attorneys' fees paid or incurred by Landlord in connection with any proceeding or action to contest in whole or in part, formally or informally, the imposition, collection or validity of any of the foregoing taxes, assessments, charges or fees. If by law any Real Property Taxes may be paid in installments at the option of the taxpayer, then Landlord shall include within Real Property Taxes only those installments (including interest, if any) which would become due by exercise of such option. Real estate taxes shall not include (1) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, or (2) taxes computed upon the basis of the net income derived from the Project by Landlord or the owner of any interest therein.

          (xii) Amortization (together with reasonable financing charges) of capital improvements made to the Project (A) to comply with the requirements of law, ordinance, rule or regulation, (B) to replace items which Landlord would be obligated to maintain under this Lease, or (C) to improve the operating efficiency of the Project. As used in this Section 3.06(a)(xii), "amortization" shall mean allocation of the cost equally to each year of useful life of the items being amortized or a shorter period equal to the number of years required to recover the cost of said item of capital improvement out of the savings in operating efficiency derived therefrom. Notwithstanding the foregoing, however, Landlord may treat as expenses (chargeable in the year incurred) and not as capital costs items that are less than two percent (2%) of Estimated Basic Operating Cost for the year in question.

          (xiii) All costs and expenses incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or any other remediation undertaken by Landlord because of Hazardous Materials that migrate into the soil or groundwater on or under the Leased Premises or the Project during the Term from off-site sources or otherwise become present in, on or about the Leased Premises or the Project during the Term other than as the result of the actions or activities of Landlord, Tenant or any Tenant Parties (collectively, "Specified Contamination").

     (b) Notwithstanding anything to the contrary contained in Section 3.06(a) above, "Basic Operating Costs" shall not include:

          (i)    costs of alterations of tenant premises;

          (ii) costs of capital improvements other than capital improvements identified in Section 3.06(a)(xii);

          (iii) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease affecting the Project;

          (iv)   real estate brokers' leasing commissions;

          (v) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

          (vi) any cost or expenditure for which Landlord is actually reimbursed by others (e.g., insurance proceeds or recoveries under warranties);

          (vii) the cost of any service furnished exclusively to and paid for by any tenant of the Project, which service Landlord does not make available to Tenant and which does not benefit Tenant in any manner;

          (viii) depreciation, amortization and other "non-cash" items;

          (ix)   expense reserves;

          (x)    franchise or income taxes imposed upon Landlord;

          (xi) legal and auditing fees incurred by Landlord in collecting delinquent rents and preparing tax returns, but specifically excluding any legal or auditing fees incurred by Landlord in connection with the management, maintenance, preservation and operation of the Project, including, without limitation, any fees incurred by Landlord in connection with the preparation of operating statements, management reports and Basic Cost Operating Statements;

          (xii) a reasonable allocation of the wages of any employee whose duties include work on other buildings or projects;

          (xiii) fines, penalties and interest imposed upon Landlord, other than due to the late payment of Rent by Tenant hereunder;

     (c) Notwithstanding any other provision herein to the contrary, if the Project is not fully occupied during any year of the Term, an adjustment shall be made in computing Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though ninety-five percent (95%) of the Net Rentable Area had been occupied during such year; provided, however, that in no event shall Landlord collect in total, from Tenant and all other tenants of the Project, an amount greater than one hundred percent (100%) of the actual Basic Operating Cost during any year of the Term. Tenant acknowledges that the Basic Operating Costs shall include expenses and costs associated with the management, maintenance, preservation and operation of the Common Areas that are, from time to time, allocated by Landlord, in its sole but reasonable discretion, between the Building and other buildings, presently or hereafter existing at the Project, and Tenant agrees to pay as Additional Rent, Tenant's share, as reasonably determined by Landlord, of such Basic Operating Cost as so allocated by Landlord.

     3.07  Adjustment For Variation Between Estimated and Actual.  If the Basic
           -----------------------------------------------------
Operating Cost Adjustment for any calendar year is a positive number (i.e., actual cost exceeds estimated cost) Tenant shall pay to Landlord, pursuant to Landlord's billing therefor (submitted pursuant to Section 3.08), Tenant's Proportionate Share(s) of the Basic Operating Cost Adjustment within thirty (30) days after presentation of Landlord's statement. If the Basic Operating Cost Adjustment for any calendar year is a negative number (i.e., estimated cost exceeds actual cost), then Landlord at Landlord's option shall pay Tenant's Proportionate Share(s) of the Basic Operating Cost Adjustment to Tenant in cash, within ten (10) days after the Basic Operating Cost Adjustment is finally determined, or credit said amount against future installments of Estimated Basic Operating Cost payable by Tenant hereunder. Should the Term commence or terminate at any time other than the first day of a calendar year, Tenant's Proportionate Share(s) of the Basic Operating Cost Adjustment shall be prorated for the exact number of calendar days during such calendar year that fall within the Term.

     3.08  Computation of Basic Operating Cost Adjustment.  Landlord shall,
           ----------------------------------------------
within a reasonable period of time after the end of any calendar year for which Estimated Basic Operating Cost differs from Basic Operating Cost, give written notice thereof to Tenant. The notice shall contain or be accompanied by a statement (the "Basic Operating Cost Statement") of the Basic Operating Cost during such calendar year (prepared by a certified public accountant), and a computation of Basic Operating Cost Adjustment. Landlord's failure to give such notice and Basic Operating Cost Statement within a reasonable period of time after the end of any calendar year for which a Basic Operating Cost Adjustment is due shall not release either party from the obligation to make the adjustment provided for in Section 3.07.

     3.09  Tenant's Right to Audit Basic Operating Cost.  Provided that no Event
           --------------------------------------------
of Default is then occurring hereunder (nor is any event occurring which with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder), Tenant, at its sole expense, shall have the right within one hundred eighty (180) days after the delivery of each Basic Operating Cost Statement to review and audit Landlord's books and records regarding such Basic Operating Cost Statement for the sole purpose of determining the accuracy thereof. Such review or audit shall be performed by a nationally recognized accounting firm that calculates its fees with respect to hours actually worked and that does not discount its time or rate (as opposed to a calculation based upon percentage of recoveries or other incentive arrangement), shall take place during Business Hours in the office of Landlord or Landlord's property manager and shall be completed within ten (10) days after the commencement thereof. If Tenant does not so review or audit Landlord's books and records, Landlord's Basic Operating Cost Statement shall be final and binding upon Tenant. In the event that Tenant determines on the basis of its review of Landlord's books and records that the amount of Basic Operating Cost paid by Tenant pursuant to
Section 3.06 above for the period covered by such Basic Operating Cost Statement is less than or greater than the actual amount properly payable by Tenant under the terms of this Lease, Tenant shall promptly pay any deficiency to Landlord or, if Landlord concurs with the results of such audit, Landlord shall promptly refund any excess payment to Tenant, as the case may be.

                                   ARTICLE 4

                              Landlord Covenants
                              ------------------

     4.01  Basic Services.  Landlord shall:
           ---------------

     (a)   Furnish Tenant during Tenant's occupancy of the Leased Premises:

           (i) Hot and cold water at those points of supply provided for general use of other tenants in the Project; central heat and air conditioning in season during Business Hours at such temperatures and in such amounts as are required for comfortable occupancy of the Leased Premises, as reasonably determined by Landlord, or as may be permitted or controlled by applicable laws, ordinances, rules and regulations.

           (ii) Routine maintenance, repairs, structural and exterior maintenance (including exterior glass and glazing), painting and electric lighting service for all public areas and special service areas of the Project in the manner and to the extent deemed by Landlord to be standard, subject to the limitation contained in Section 4.05.

           (iii) Janitorial service on a five (5) day week basis, excluding holidays.

           (iv) An electrical system to convey power delivered by public utility or other providers selected by Landlord, in its sole and absolute discretion (and Tenant hereby acknowledges and agrees not to obtain any electrical or other utility services from vendors other than those so selected or approved by Landlord in writing) in amounts sufficient for normal office operations as provided in similar office buildings, but not to exceed a total allowance of five (5) watts per square foot of Net Rentable Area (which includes an allowance for lighting of the Leased Premises at the maximum wattage per square foot of Net Rentable Area permitted under applicable laws, ordinances, orders, rules and regulations). If Tenant's electrical requirements, as estimated by Landlord based upon rated capacity (or based upon metered consumption, at Landlord's option and at Tenant's expense), exceed such amounts, Tenant shall pay the full amount of such excess together with any additional cost necessary to provide such excess capacity; and provided that, if the installation and operation of said electrical equipment requires additional air conditioning capacity above that provided by the Building Standard Improvements, then the additional air conditioning installation and operating costs shall be paid by Tenant.

           (v) Initial lamps, bulbs and ballasts used in the Leased Premises (but solely to the extent such lamps, bulbs and ballasts conform to Exhibit C-1).

           (vi) Public elevator service on a 24-hour a day, 7-day a week basis, and a freight elevator serving the floors on which the Leased Premises are situated during hours designated by Landlord; provided, however, that so long as Tenant is the sole tenant of the

Building, Tenant shall have the right to use the freight elevator on a 24-hour a day, 7-day a week basis.

     (b) Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of (i) deficiency in the provision of Basic Services, (ii) breakdown or malfunction of lines, cables, wires, pipes, equipment or machinery utilized in supplying or permitting Basic Services or telecommunications, or (iii) curtailment or cessation of Basic Services due to causes or circumstances beyond the reasonable control of Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to lines, cables, wires, pipes, equipment or machinery within the Project to provide restoration of Basic Services and, where the cessation or interruption of Basic Service has occurred due to circumstances or conditions beyond Project boundaries (collectively, "Off-Site Conditions"), to cause the same to be restored, by diligent application or request to the provider thereof. Notwithstanding the initial sentence of this Section 4.01(b), in the event Tenant is precluded from operating its business in the Leased Premises at any time during the Term as the result of the cessation of Basic Service due to Off-Site Conditions, then Gross Rent shall abate hereunder during the period that Tenant is so precluded from operating its business in the Leased Premises, but solely to the extent of proceeds actually collected by Landlord under any policy of off-premises services interruption insurance maintained by Landlord with respect to the Leased Premises. In no event shall any mortgagee or the beneficiary under any deed of trust referred to in Section 5.11 be or become liable for any default of Landlord under this Section 4.01(b).

     4.02  Extra Services.
           --------------

     (a) In addition to the Basic Services described in Section 4.01(a) above, Landlord shall provide to Tenant at Tenant's sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services:

           (i) Such extra cleaning and janitorial services required by reason of any Tenant Improvements in excess of that which would be required for Building Standard Improvements;

           (ii) Additional air conditioning and ventilating capacity required by reason of any electrical, data processing or other equipment or facilities or services required to support the same, in excess of that which would be required for Building Standard Improvements;

           (iii) Maintaining and replacing lamps, bulbs, and ballasts after initial installation;

           (iv) Heating, ventilation, air conditioning or extra electrical service provided by Landlord to Tenant (i) during hours other than Business Hours, (ii) on Saturdays, Sundays, or holidays, said heating, ventilation and air conditioning or extra service to be furnished solely upon the prior written request of Tenant given with such advance notice as Landlord may reasonably require;

           (v) Repair and maintenance service which is the obligation of Tenant hereunder;

           (vi) Any Basic Service in amounts determined by Landlord to exceed the amounts required to be provided under Section 4.01(a), but only if Landlord elects to provide such additional or excess service.

     (b) Provided that Tenant is the sole tenant of the Building, the costs of furnishing the extra services described in Section 4.02(a) above shall be charged to Tenant as part of the Basic Operating Cost. If at any time during the Term (including any Renewal Term) Tenant is not the sole tenant of the Building, then the costs of furnishing such extra services shall not be included within Basic Operating Cost and Tenant shall pay Landlord the costs thereof, together with an administration fee equal to ten percent (10%) of such costs, within ten
(10) days following presentation of an invoice therefor by Landlord to Tenant. The cost, if any, chargeable to Tenant for all extra services under this Section
4.02 shall constitute Additional Rent.

     4.03  Graphics and Signage.  For so long as Tenant is the Major Tenant,
           --------------------
Tenant shall have the exclusive right to maintain an identification sign on the exterior of the Building, subject to Landlord's written approval of the location, size, style and design of such sign, and further subject to the obtaining by Tenant of a signage permit from the City of South San Francisco and compliance by Tenant with all applicable Laws. All signs, notices and graphics of every kind or character, visible in or from public corridors, the Common Area or the exterior of the Leased Premises shall be subject to Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion. For purposes of this Section 4.03, Tenant shall be deemed to be the "Major Tenant" so long as Tenant personally (and specifically excluding any assignees or sublessees of Tenant, other than a Tenant Affiliate to whom Tenant assigns its entire right, title and interest in and to this Lease pursuant to Section 5.05(d) below) leases and occupies sixty percent (60%) or more of the Net Rentable Area of the Building.

     4.04  Repair Obligation.  Landlord's obligation with respect to repair as
           -----------------
part of Basic Services shall be limited to (i) the structural portions of the Building, (ii) the exterior wall of the Building, including glass and glazing,
(iii) the roof, (iv) mechanical, electrical, plumbing and life safety systems that are considered Base Building Improvements, and (v) Common Areas. Landlord shall have the right but not the obligation to undertake work of repair that Tenant is required to perform under this Lease and that Tenant fails or refuses to perform in a timely and efficient manner; provided, however, that except in the case of an emergency, Landlord shall afford Tenant the cure period provided in Section 7.08(a)(iii) below prior to undertaking any such repairs on Tenant's behalf. All costs incurred by Landlord in performing any such repair for the account of Tenant shall be repaid by Tenant to Landlord upon demand, together with an administration fee equal to fifteen percent (15%) of such costs; provided, however, that administration fees shall not be included in "income" for purposes of calculating Landlord's management cost recovery under Section 3.06(a)(vii).

     4.05  Peaceful Enjoyment. Tenant shall peacefully have, hold and enjoy the
           ------------------
Leased Premises, subject to the other terms hereof, provided that Tenant pays the Rent and performs all of Tenant's covenants and agreements herein contained. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord's interest hereunder.

                                   Article 5

                              Tenant's Covenants
                              ------------------

     5.01  Payments By Tenant.  Tenant shall pay Rent at the times and in the
           ------------------
manner herein provided. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided for in Section 7.08.

     5.02  Taxes On Personal Property and Tenant Extra Improvements.  In
           --------------------------------------------------------
addition to, and wholly apart from its obligation to pay Tenant's Proportionate Share(s) of Basic Operating Costs, Tenant shall be responsible for and shall pay prior to delinquency taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of its Tenant Extra Improvements, on its interest pursuant to this Lease or on any use made of the Leased Premises or the Common Areas by Tenant in accordance with this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. Landlord may require by written notice to Tenant that Tenant shall install and maintain all required intrabuilding network cable and other communications wires and cables necessary to serve the Leased Premises from the point of presence in the Building from a telecommunications provider selected by Tenant and approved by Landlord in its reasonable discretion.

     5.03  Repairs By Tenant.  Tenant shall maintain and repair the Leased
           -----------------
Premises and keep the same in good condition. Tenant's obligation shall include, without limitation, the obligation to maintain and repair all walls, floors, ceilings and fixtures and to repair all damage caused by Tenant or Tenant Parties to the utility outlets and other installations in the Leased Premises or anywhere in the Project, whatever the scope of the work of maintenance or repair required. Tenant shall repair all damage caused by removal of Tenant's movable equipment or furniture or the removal of any Tenant Extra Improvements or Alterations (hereinafter defined) permitted or required by Landlord, all as provided in Section 5.18. At the request of Tenant, Landlord shall perform the work of maintenance and repair constituting Tenant's obligation pursuant to this
Section 5.03 and as an "extra service" to be rendered pursuant to Section 4.02(a)(v) at Tenant's sole cost and expense including the administration fee referred to therein. Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed by contractors approved by Landlord prior to commencement of the work and in accordance with procedures Landlord shall from time to time establish. All such work shall be performed in compliance with all applicable laws, ordinances, rules and regulations and Tenant shall provide to Landlord copies of all permits and records of inspection issued or obtained by Tenant in connection therewith to establish such compliance. Nothing herein contained, however, shall be deemed to impose upon Tenant the obligation to perform work of maintenance or repair required by reason of Landlord's negligence or wrongful acts or those of Landlord Parties. In performing the obligations under this Section, Tenant shall notify Landlord of any repairs that could affect the mechanical, electrical, HVAC, life safety or other systems of the Building.

     5.04  Waste.  Tenant shall not commit or allow any waste or damage to be
           ------
committed in any portion of the Leased Premises.

     5.05  Assignment or Sublease.
           -----------------------

     (a) If Tenant intends to assign this Lease or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such intent. Tenant's notice shall set forth the name and address of the proposed assignee or subtenant, the nature and character of the business of the proposed assignee or subtenant and the proposed date such assignment or sublease shall commence, and shall be accompanied by current and prior financial statements for the proposed assignee or subtenant prepared in accordance with GAAP. Tenant shall further provide Landlord with (i) any additional information or documents reasonably requested by Landlord (collectively, "Additional Sublease Information") within ten (10) days after receiving Tenant's notice, and (ii) an opportunity to meet and interview the proposed assignee or subtenant (collectively, a "Subtenant Interview"), if requested by Landlord.

     (b) Landlord shall have the right during Landlord's Review Period to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant in its notice under Section 5.05(a) above, in which event Tenant will be relieved of all further obligations hereunder as to such space, or (ii) to provisionally permit Tenant to assign this Lease or sublet such space, subject, however, to further written approval by Landlord in accordance with Section 5.05(c) below. Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease under the aforesaid clause (i) if (A) following the completion of the purported assignment or sublease, Tenant personally (and specifically excluding any assignees or sublessees of Tenant, other than a Tenant Affiliate to whom Tenant assigns its entire right, title and interest in and to this Lease pursuant to Section 5.05(d) below) leases and occupies forty percent (40%) or more of the Net Rentable Area of the Building, or (B) Tenant proposes to enter into a Limited Sublease. If Landlord fails to notify Tenant in writing of its election within Landlord's Review Period, Landlord shall be deemed to have waived option (i) above (to the extent applicable), but written approval by Landlord of the proposed assignee or sublessee shall be required. Failure by Landlord to approve a proposed subtenant or assignee shall not cause a termination of this Lease, and the sole remedy of Tenant shall be an action for injunctive or declaratory relief.

     (c) In the event Landlord provisionally permits Tenant to assign this Lease or sublet the all or a portion of the Leased Premises in accordance with clause (ii) of Section 5.05(b) above, then Tenant shall negotiate the terms of the assignment or sublease transaction with the proposed assignee or sublessee and, when such negotiations have been concluded, deliver to Landlord an exact copy of the proposed agreements between Tenant and the proposed assignee or subtenant, together with any additional information or documents requested by Landlord. Landlord shall have a period of ten (10) days following its receipt of the aforesaid documentation to notify Tenant in writing that Landlord either approves or disapproves the proposed transaction; provided, however, that Landlord shall not unreasonably withhold its approval of such transaction; and provided, further, that Landlord shall not disapprove such transaction on the basis of information that was furnished to Landlord prior to the granting of provisional approval under clause (ii) of Section 5.05(b) above. Without otherwise limiting the criteria upon which Landlord may withhold its consent to a proposed assignment or sublease under Section 5.05(b) above or this Section 5.05(c), Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (i) whether the use of the Leased Premises by such proposed assignee or sublessee would be a Permitted Use; (ii) whether the proposed assignee or sublessee is of sound financial condition as determined by Landlord; (iii) whether the proposed assignee's or sublessee's use will involve the storage, use, treatment or disposal of any Hazardous Material (except for Permitted Hazardous Materials transported, stored and used in accordance with the provisions of this Lease); (iv) whether the proposed use or the proposed assignee or sublessee would cause the violation of any covenant or agreement of Landlord to any third party or would permit any other tenant to terminate its lease; and (v) whether the proposed subtenant or assignee does then lease or occupy any other space in the Building.

     (d) Notwithstanding the terms of Sections 5.05(a) through (c) above, but subject to compliance with the requirements of Sections 5.05(e) through (l) below, Tenant shall have the right to assign this Lease or to sublease the Leased Premises with prior written notice to, but without the consent of, Landlord to a Tenant Affiliate.

     (e) Except in the case of a sublease or assignment to a Tenant Affiliate, any rent or other consideration realized by Tenant under any sublease and assignment in excess of the Rent payable hereunder, after amortization of Tenant's Sublease/Assignment Costs, shall be divided and paid fifty percent (50%) to Tenant and fifty percent (50%) to Landlord; provided, however, that in the case of a Limited Sublease, one hundred percent (100%) of any rent or other consideration realized by Tenant under such Limited Sublease in excess of the Rent payable hereunder, after amortization of Tenant's Sublease/Assignment Costs, shall be paid to Landlord.

     (f) In any subletting undertaken by Tenant, Tenant shall diligently seek to obtain not less than Fair Market Rent for the space so sublet. In any assignment of this Lease in whole or in part, Tenant shall seek to obtain from the assignee consideration reflecting a value of not less than Fair Market Rent for the space subject to such assignment. Tenant shall provide to Landlord, upon Landlord's demand, true and correct executed copies of the documents constituting such sublease or assignment and any amendments thereof during the Term.

     (g) No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting that conflicts with the provisions hereof shall be void. No consent by Landlord to any subletting or assignment shall constitute a consent to any other assignment or subletting nor shall it constitute a waiver of any of the provisions of this Section 5.05 as they apply to any such future sublettings or assignments.

     (h) Any assignee shall assume in writing, for the express benefit of Landlord, all of the obligations of Tenant under this Lease, provided that no such assumption shall be deemed a novation or other release of the prior Tenant. Following any assignment, the obligations for which the prior Tenant remains liable under this Lease shall include, without limitation, any obligations arising in connection with any amendments to this Lease executed by Landlord and the assignee, whether or not such amendments are made with knowledge or consent of the prior Tenant.

     (i) Tenant shall not enter into any subletting or assignment of this Lease until after the Rent Commencement Date has occurred; provided, however, that subject to compliance with the terms and provisions of this Section 5.05, Tenant shall have the right prior to the Rent Commencement Date to enter into a sublease affecting not more than one (1) floor of the Building and for a term not exceeding eighteen (18) months from the Rent Commencement Date.

     (j) Any improvements, additions, or alterations to the Building or the Project that are required by any law, ordinance, rule or regulation, or are deemed necessary or appropriate by Landlord as a result of any subletting or assignment hereunder, shall be installed and provided without cost or expense to Landlord. Landlord may condition its consent to any proposed sublessee or assignee on the construction of improvements deemed necessary or appropriate by Landlord by reason of the subletting or assignment.

     (k) Landlord may hire outside consultants to review all assignment and subletting documents and information. Tenant shall reimburse Landlord for the cost thereof, including reasonable attorneys' fees, on demand. Such costs actually paid by Tenant under this Section 5.05(j) shall not be deemed "Expenses" for purposes of Section 3.06 above.

     (l) Without liability to Tenant, Landlord shall have the right to offer and to lease space in the Building, or in any other property, to any party, including, without limitation, parties with whom Tenant is negotiating, or with whom Tenant desires to negotiate, concerning assignment or subletting the Leased Premises, or any portion thereof.

     5.06  Alterations, Additions or Improvements.
           ---------------------------------------

     (a) Tenant shall not make or allow to be made any alterations, additions or improvements in or to the Leased Premises (collectively, "Alterations") without obtaining the prior written consent of Landlord. Landlord's consent shall not be unreasonably withheld with respect to proposed Alterations that (i) comply with all applicable laws, ordinances, rules and regulations, (ii) are compatible with the Building and its mechanical, electrical, HVAC and life safety systems, (iii) will not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees, (iv) do not affect the structural portions of the Building, and (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building. Notwithstanding the foregoing, Tenant shall have the right to make Alterations to the Leased Premises with prior notice to but without the consent of Landlord, provided that such Alterations (A) satisfy the criteria set forth in the foregoing clauses (i) through (v) and are constructed and performed in full compliance with all Laws and the terms of Section 5.06(b) below (including, without limitation, the delivery of the documentation and information required under said Section 5.06(b)), (B) do not require work to be performed inside the walls or above the ceiling of the Leased Premises, (C) do not require the issuance of building permits or approvals from any governmental agency, and (D) do not exceed twenty five thousand dollars ($25,000) in cost individually or in the aggregate during any twelve (12) month period or two hundred fifty thousand dollars ($250,000) in cost in the aggregate over the Term (collectively, "Permitted

Alterations"). For purposes of the foregoing clause (D), "costs" shall refer only to "hard" costs and shall exclude architectural fees, permitting costs and other "soft" costs.

     (b)  In determining whether or not to consent to proposed Alterations under
Section 5.06(a) above, Landlord shall have the right (without limitation) to review plans and specifications for proposed Alterations, construction means and methods, the identity of any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work. Tenant shall supply to Landlord any documents and information requested by Landlord in connection with the exercise of its rights hereunder. Landlord may hire outside consultants to review such documents and information and Tenant shall reimburse Landlord for the cost thereof, including reasonable attorneys' fees, upon demand. All Alterations permitted hereunder shall be made and performed by Tenant or, at Landlord's election, may be performed by Landlord, without cost or expense to Landlord. Tenant shall pay Landlord, upon completion of any Alteration, a reasonable fee for Landlord's supervision and administration of the installation thereof; provided, however, that such fee shall not be deemed to be "income" for purposes of calculating management cost recovery under
Section 3.06(a)(vii). All additions to or improvements of the Leased Premises, whether of Building Standard Improvements, Tenant Extra Improvements or Alterations, shall be and become the property of Landlord upon installation and shall, subject to Section 5.06(c) below, be surrendered to Landlord upon termination of this Lease by lapse of time or otherwise. Although Tenant Extra Improvements become the property of Landlord upon installation, they are intended to be for the convenience of Tenant and are not intended to be a substitute for Rent or any part thereof. The obligations of the parties with respect to removal of Alterations shall be controlled by Section 5.18.

     (c) In the event Landlord consents to a proposed Alteration, such consent shall include Landlord's advice whether or not such proposed Alteration shall be required to be removed at the expiration or termination of the Term; provided, however, that in no event shall Tenant be required to remove any Alterations that are consistent with general office uses commonly found in class "A" office properties owned by Landlord, as reasonably determined by Landlord. If Landlord fails to so advise Tenant regarding whether or not a proposed Alteration must be removed at the expiration or termination of this Lease, then Tenant shall be required to remove such Alteration upon such expiration or termination date.

     5.07 Liens. Tenant shall keep the Leased Premises and the Project free from
          ------
any liens arising out of any (i) work performed or material furnished to or for the Leased Premises, and (ii) obligations incurred by or for Tenant or any person claiming through or under Tenant. Tenant shall, within ten (10) days of obtaining knowledge of the imposition of any such lien, cause such lien to be released of record by payment or posting of a bond fully satisfactory to Landlord in form and substance. Landlord shall have the right at all times to post and keep posted on the Leased Premises any notices permitted or required by law, or that Landlord shall deem proper for the protection of Landlord, the Leased Premises, the Project and any other party having an interest therein, from mechanics', materialmen's and other liens. Landlord may cause such liens to be released by any means it deems proper, including, without limitation, payment of any such lien, at Tenant's sole cost and expense. All costs and expenses incurred by Landlord in causing such liens to be released shall be repaid by Tenant to Landlord immediately upon demand, together with an administration fee equal to twenty percent (20%) of such costs and expenses. In addition to all other requirements contained in this Lease, Tenant shall give to Landlord at least ten (10) Business Days prior written notice before commencement of any construction on the Leased Premises including, without limitation, any Permitted Alterations.

     5.08 Compliance With Laws, Insurance Standards and Non-Discrimination.
          -----------------------------------------------------------------

     (a) Tenant shall comply with all federal, state and local laws, ordinances, orders, rules, regulations and policies (collectively, "Laws"), now or hereafter in force, as amended from time to time, in any way related to the use, condition or occupancy of the Leased Premises, regardless of when they become effective, including, without limitation, all applicable Hazardous Materials Laws and the Americans with Disabilities Act of 1990, as amended, but excluding any Laws relating to the original construction of the Base Building Improvements, which shall be the responsibility of Landlord. Tenant shall immediately deliver to Landlord a copy of any notices received from any governmental agency in connection with the Leased Premises. It is the intention of Tenant and Landlord that the obligations of Tenant under this Section 5.08 shall apply irrespective of the scope of work required to achieve such compliance. Tenant shall promptly cure and satisfy all Hazardous Materials Claims arising out of or by reason of the activities or businesses of Tenant, its sub-tenants, or Tenant Parties or any employees, agents, contractors, officers, directors, partners, licensees, invitees and guests of Tenant's sub-tenant. Nothing done by Tenant in its use or occupancy of the Leased Premises shall create, require or cause imposition of any requirement by any governmental authority for structural or other upgrading of or improvement to the Project.

     (b) Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose that is disreputable or productive of fire hazard, or permit anything to be done that would increase the rate of fire or other insurance coverage on the Project and/or its contents. If Tenant does or permits anything to be done that shall increase the cost of any insurance policy required to be carried hereunder, then Tenant, at Landlord's option, shall not be in default under this Lease, but shall reimburse Landlord, upon demand, for any such additional premiums. Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

     (c) Landlord and Tenant herein each covenant by and for itself and its successors and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against, or segregation of, any person or group of persons on account of race, color creed, religion, sex, marital status, national origin or ancestry in the leasing, subleasing, transferring, use' occupancy, tenure or enjoyment of the Leased Premises herein leased, nor shall Landlord or Tenant, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the Leased Premises herein leased.

     5.09 Entry For Repairs,  Inspection,  Posting  Notices,  Etc.  After
          --------------------------------------------------------
reasonable notice (except in emergencies where no such notice shall be required), Landlord or Landlord Parties shall have the right to enter the Leased Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs to or alterations of the Project or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Leased Premises to prospective tenants, purchasers, encumbrancers or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall not unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry.

     5.10 No Nuisance. Tenant shall conduct its business and control Tenant
          ------------
Parties without creating any nuisance, or interfering with, annoying, endangering or disturbing any other tenant or Landlord in its operation of the Project. Tenant shall not place any loads upon the floor, walls or ceiling of the Leased Premises that endanger the structure nor place any harmful liquids or Hazardous Material in the drainage system of the Building. Tenant shall not permit any vibration, noise or odor to escape from the Leased Premises and shall not do or permit anything to be done within the Leased Premises which would adversely affect the quality of the air in the Building.

     5.11 Subordination; Mortgagee Protection; Reciprocal Easement Agreements.
         --------------------------------------------------------------------

     (a) Tenant agrees that this Lease and the rights of Tenant hereunder are subject and subordinate to the holder of or beneficiary under any mortgage or deed of trust whether now or in the future encumbering the Project (the "Mortgage Lender") and to any and all advances made thereunder, and interest thereon, and all modifications, renewals, supplements, consolidations and replacements thereof; provided only, and as a condition precedent to any such subordination of this Lease to a mortgage or deed of trust hereafter executed covering the Project, the applicable Mortgage Lender shall agree in writing (such writing being herein referred to as a "Nondisturbance Agreement") to recognize Tenant's rights under this Lease upon the foreclosure of such mortgage or deed of trust as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Notwithstanding the foregoing, Tenant agrees that the Mortgage Lender may at its option, unilaterally elect to subordinate, in whole or in part, by an instrument in form and substance satisfactory to such Lender, the lien of such mortgage or deed of trust to this Lease. Tenant agrees to execute promptly and to deliver to Landlord or any Mortgage Lender any subordination instrument or instruments (collectively, a "Subordination Agreement") requested by such Mortgage Lender, provided that, if such Subordination Agreement purports to make this Lease subject and subordinate to the lien of the Mortgage Lender's mortgage or deed of trust, the Mortgage Lender shall execute a commercially reasonable Nondisturbance Agreement consistent with the terms of this Section 5.11(a) and otherwise reasonably acceptable to Landlord, Tenant and such Mortgage Lender. Tenant agrees that if it fails or refuses to execute a Subordination Agreement or a Nondisturbance Agreement, as applicable, within fifteen (15) days after written request therefor by Landlord or such Mortgage Lender, such failure or refusal shall constitute a default by Tenant under this Lease, but such failure or refusal shall in no way affect the validity or enforceability of any such subordination made by such Mortgage Lender.

     (b) In the event a Mortgage Lender requires Tenant to execute a Subordination Agreement or a Nondisturbance Agreement which provides by its terms that, following the foreclosure of the lien of the applicable mortgage or deed of trust, the Mortgage Lender shall be liable to Tenant for the return of the Letter of Credit only if the Mortgage Lender has actually taken possession of the Letter of Credit, then concurrently with or prior to the execution by Tenant of such Subordination Agreement or Nondisturbance Agreement, as the case may be, Landlord shall deliver the Letter of credit to such Mortgage Lender, and Landlord shall thereafter permit the Mortgage Lender to retain possession of the Letter of Credit and any Letter of Credit Proceeds not applied in accordance with the terms of Section 5.13 below until the obligations secured by the applicable mortgage or deed of trust have been fully satisfied. In the event Tenant provides a Security Deposit to Landlord pursuant to Section 5.14 below, then for purposes of this Section 5.11(b), the term "Letter of Credit" shall include such Security Deposit.

     (c)  Any successor in interest to any Mortgage Lender shall not be bound by
(i) any payment of Gross Rent for more than one (1) month in advance, or (ii) any amendment or modification of this Lease made without the written consent of the Mortgage Lender. Nothing herein contained shall be deemed to impose upon the person or party succeeding to the interest of Landlord as a result of the enforcement of such mortgage or first deed of trust by any Mortgage Lender, any obligation for defaults on the part of Landlord, and any person or party succeeding to possession of the Project as a successor to Landlord shall be subject to Landlord's obligations hereunder only during the period of such persons' or party's ownership.

     (d) Tenant shall not sue, seek any remedy or enforce any right against Landlord until (i) Tenant gives written notice to any Mortgage Lender, and (ii) a reasonable time for such Mortgage Lender, at its option, to remedy the act or omission has elapsed following the giving of notice by Tenant to Mortgage Lender required hereunder, including, without limitation, time to obtain possession from Landlord by power of sale or judicial foreclosure, it being agreed that the Mortgage Lender shall have no obligation to Tenant to cure or remedy any act or omission of Landlord.

     (e) Tenant agrees that this Lease and the rights of Tenant hereunder are subject and subordinate to any reciprocal easement agreements whether now or in the future affecting the Project (the "REAs"); provided, however, that any future REAs shall not materially adversely affect any specific rights granted to Tenant hereunder with respect to parking or access. Tenant agrees to execute promptly and to deliver to Landlord any subordination instrument or instruments requested by Landlord and agrees that if it fails or refuses to do so within fifteen (15) days after written request therefor by Landlord, such failure or refusal shall constitute a default by Tenant under this Lease, but such failure or refusal shall in no way affect the validity or enforceability of any such subordination.

     5.12 Estoppel Certificate. Within fifteen (15) days of a written request
          ---------------------
from Landlord, Tenant shall execute estoppel certificates addressed to (i) any mortgagee or prospective mortgagee of Landlord or, (ii) any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, on a form specified by Landlord, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee(s) or purchaser(s) may reasonably require; provided, however, that in no event shall any such estoppel certificate require an amendment of the provisions hereof, although Tenant shall be bound by the statements made in such certificate. In the event that Tenant fails or refuses to deliver such an estoppel certificate to Landlord within fifteen (15) days of a written request from Landlord, then Landlord may give to Tenant a second notice, reiterating the request that Tenant execute an estoppel certificate in the form specified by Landlord and stating that, if Tenant fails to do so within five (5) days of the receipt by Tenant of such second notice from Landlord, Tenant shall be deemed to be bound by the statements set forth in the form of certificate which Landlord requested that Tenant deliver. In the event that Tenant fails to deliver an estoppel certificate in the form specified by Landlord within five (5) days of the receipt by Tenant of such second notice from Landlord, Tenant shall conclusively be deemed, without exception, to have acknowledged the correctness of the statements set forth in the form of certificate which Landlord requested that Tenant deliver, and Tenant shall be estopped from denying the correctness of each such statement, such that a mortgage or purchaser may rely on the correctness of the statements in such form of certificate, as if made and certified by Tenant. A failure by Tenant to deliver an estoppel certificate in the form specified by Landlord within fifteen
(15) days of the receipt by Tenant of an initial request from Landlord for such certificate shall also constitute a material breach of this Lease by Tenant.

     5.13 Letter of Credit.
          -----------------

     (a) Within seven (7) Business Days after the full execution of this Lease, Tenant shall deliver to Landlord, at Tenant's sole cost and expense, the Letter of Credit described below in the initial amount of Two Million Dollars ($2,000,000.00) (the "LC Face Amount") as security for Tenant's performance of all of Tenant's covenants and obligations under this Lease. Tenant shall thereafter cause the Bank (as defined below) to increase the LC Face Amount to the sum of Four Million Dollars ($4,000,000.00) on or before the Base Building Improvements Construction Commencement Date, and to the sum of Six Million Three Hundred Thousand Dollars ($6,300,000.00) on or before the Tenant Improvements Construction Commencement Date. Tenant understands and agrees that neither the Letter of Credit nor any Letter of Credit Proceeds (as defined below) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Landlord's damages upon a default on the part of Tenant. Subject to
Section 5.13(b) below, the Letter of Credit shall be maintained in effect from the date hereof through the date that is sixty (60) days after the Term Expiration Date (the "LC Termination Date"). On the LC Termination Date, Landlord shall return to Tenant the Letter of Credit and any Letter of Credit Proceeds then held by Landlord (other than those Letter of Credit Proceeds Landlord is entitled to retain under the terms of this Section 5.13(a)); provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds therefrom (the "Letter of Credit Proceeds") or any portion thereof as may be reasonably necessary (i) to cure a default by Tenant under this Lease and to compensate Landlord for any loss or damage Landlord incurs as a result of Tenant's failure to perform any of its covenants or obligations hereunder, (ii) to repair damage to the Leased Premises caused by Tenant, (iii) to clean the Leased Premises upon termination of this Lease, and (iv) to reimburse Landlord for the payment of any amount which Landlord may for any other purpose spend or be required to spend by reason of a default on the part of Tenant, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord's remedies under this Lease, at law or in equity. In such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to the then-full LC Face Amount. Tenant's failure to deliver such replacement Letter of Credit to Landlord within ten (10) days of Landlord's notice shall constitute an immediate Event of Default hereunder. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the Letter of Credit and any Letter of Credit Proceeds then held by Landlord to Landlord's successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Letter of Credit or Letter of Credit Proceeds.

     (b) Notwithstanding the terms of Section 5.13(a) above, Tenant shall be eligible to reduce the LC Face Amount on the terms and subject to the conditions set forth in subsections (i) through (iv) below:

     (i) In the event Tenant has a Market Capitalization of less than Five Hundred Million Dollars ($500,000,000) on the first (1st) anniversary of the Rent Commencement Date, then the Face Amount shall not be reduced on said first
(1st) anniversary and shall remain at Six Million Three Hundred Thousand Dollars ($6,300,000) until the second (2nd) anniversary of the Rent Commencement Date. Thereafter, commencing on the second (2nd) anniversary of the Rent Commencement Date and continuing on each successive anniversary date through and including the sixth (6th) anniversary of the Rent Commencement Date, Tenant shall have the right to reduce the then-Face Amount on each anniversary date by the applicable amount specified below:

----------------------------------------------------------------------------------------------------------------------
                                             PERCENTAGE REDUCTION
                                        (expressed as a percentage of
                                          the initial Face Amount of
     ANNIVERSARY DATE                           $6,300,000.00)                    ACTUAL PERMITTED REDUCTION
----------------------------------------------------------------------------------------------------------------------
Second (2nd) anniversary of
Rent Commencement Date                               15%                               $     945,000.00
----------------------------------------------------------------------------------------------------------------------
Third (3rd) anniversary of
Rent Commencement Date                                18%                                  1,134,000.00
----------------------------------------------------------------------------------------------------------------------
Fourth (4th) anniversary of
Rent Commencement Date                                20%                                  1,260,000.00
----------------------------------------------------------------------------------------------------------------------
Fifth (5th) anniversary of
Rent Commencement Date                                22%                                  1,386,000.00
----------------------------------------------------------------------------------------------------------------------
Sixth (6th) anniversary of
Rent Commencement Date                                25%                                  1,575,000.00
----------------------------------------------------------------------------------------------------------------------

     (ii) If Tenant has a Market Capitalization equal to or greater than Five Hundred Million Dollars ($500,000,000) on the first (1st) anniversary of the Rent

Commencement Date, then Tenant shall be entitled to reduce the Face Amount on said first (1st) anniversary by the applicable amount specified below:

----------------------------------------------------------------------------------------------------------------------

             MARKET CAPITALIZATION                     PERCENTAGE REDUCTION            ACTUAL PERMITTED REDUCTION
----------------------------------------------------------------------------------------------------------------------
Equal to or greater than $500 million                           5%                          $     315,000.00
----------------------------------------------------------------------------------------------------------------------
Equal to or greater than $1 billion                             10%                               630,000.00
----------------------------------------------------------------------------------------------------------------------
Equal to or greater than $1.5 billion                           15%                               945,000.00
----------------------------------------------------------------------------------------------------------------------
Equal to or greater than $2 billion                             20%                             1,260,000.00
----------------------------------------------------------------------------------------------------------------------
Equal to or greater than $2.5 billion                           25%                             1,575,000.00
----------------------------------------------------------------------------------------------------------------------
Equal to or greater than $3 billion                             30%                             1,890,000.00
----------------------------------------------------------------------------------------------------------------------

                           Notwithstanding the foregoing, Tenant shall be
entitled to a percentage reduction greater than twenty percent (20%) under this subsection (ii) only if Tenant has exhibited Net Profits for a minimum of two
(2) consecutive calendar quarters ending on or before the first (1st) anniversary of the Rent Commencement Date.

                           The Face Amount of the Letter of Credit, after
reduction in accordance with this clause (ii), shall be referred to herein as the "Post Clause (ii) Reduction Face Amount."

                    (iii) In the event Tenant is entitled to reduce the Face Amount on the first (1st) anniversary of the Rent Commencement Date in accordance with subsection (ii) above, then Tenant shall have the further right, commencing on the first (1st) anniversary of the Rent Commencement Date and continuing on each successive anniversary date through and including the fifth
(5th) anniversary of the Rent Commencement Date, to reduce the then-Face Amount on each anniversary date by the applicable percentage of the Post Clause (ii) Reduction Face Amount specified below:

--------------------------------------------------------------------------------
                                            PERCENTAGE REDUCTION
                              (expressed as a percentage of the Post Clause (ii)
     ANNIVERSARY DATE                      Reduction Face Amount)
--------------------------------------------------------------------------------
  First (1st) anniversary of
  Rent Commencement Date                         15%
--------------------------------------------------------------------------------
  Second (2nd) anniversary of
  Rent Commencement Date                         18%
--------------------------------------------------------------------------------
  Third (3rd) anniversary of
  Rent Commencement Date                         20%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                            PERCENTAGE REDUCTION
                              (expressed as a percentage of the Post Clause (ii)
     ANNIVERSARY DATE                      Reduction Face Amount)
--------------------------------------------------------------------------------
  Fourth (4th) anniversary of
  Rent Commencement Date                         22%
--------------------------------------------------------------------------------
  Fifth (5th) anniversary of
  Rent Commencement Date                         25%
--------------------------------------------------------------------------------

                           By way of example only, if Tenant has a Market
Capitalization of One Billion Dollars ($1,000,000,000.00) on the first (1st) anniversary of the Rent Commencement Date and is therefore entitled to a reduction in the Face Amount of $630,000.00 pursuant to clause (ii) above, then the Face Amount shall be further reduced pursuant to this clause (iii) by the amounts of $850,500.00, $1,020,600.00, $1,134,000.00, $1,247,400.00 and
$1,417,500.00, respectively, on the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) anniversaries of the Rent Commencement Date.

                  (iv) Tenant shall have the right to cancel the Letter of Credit in its entirety on or after the third (3rd) anniversary of the Rent Commencement Date, provided that (A) at the time Tenant seeks to cancel the Letter of Credit (the "Letter of Credit Early Cancellation Date"), Tenant has a Market Capitalization equal to or greater than Five Billion Dollars ($5,000,000,000), (B) Tenant has exhibited Net Profits for a minimum of four (4) consecutive calendar quarters ending on or before the Letter of Credit Early Cancellation Date, and (C) no Event of Default (or event or condition which with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder) shall be occurring on the Letter of Credit Early Cancellation Date.

          (c) As used herein, Letter of Credit shall mean an unconditional, standby irrevocable letter of credit (herein referred to as the "Letter of Credit") issued by the San Francisco office of Bank of America, Wells Fargo Bank or another major national bank insured by the Federal Deposit Insurance Corporation and otherwise satisfactory to Landlord (the "Bank"), naming Landlord as beneficiary, in the amount of the LC Face Amount, and otherwise in form and substance satisfactory to Landlord. The Letter of Credit shall be for a one-year term and shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord and accompanied by a written certification from Landlord to the Bank stating either that: (A) an Event of Default has occurred and is continuing under this Lease and any applicable grace period has expired, or Landlord is otherwise entitled to draw upon the Letter of Credit pursuant to the terms of this Lease, or (B) Landlord has not received notice from the Bank at least thirty (30) days prior to the then current expiry date of the Letter of Credit that the Letter of Credit will be renewed by the Bank for at least one (1) year beyond the relevant annual expiration date or, in the case of the last year of the Term, sixty (60) days after the Term Expiration Date, together with a replacement Letter of Credit or a modification to the existing Letter of Credit effectuating such renewal, and Tenant has not otherwise furnished Landlord with a replacement Letter of Credit as hereinafter provided; and (iii) that, in the event of Landlord's assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without recourse and without the payment of any fee or consideration in excess of one quarter (1/4) of one percent (1%) of the then LC Face Amount, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. Landlord shall be responsible for the payment of the aforesaid fee in connection with any such transfer of the Letter of Credit. In the event that the Bank shall fail to (y) notify Landlord that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date (or, in the case of the last year of the Term, sixty (60) days after the Term Expiration Date), and (z) deliver to Landlord a replacement Letter of Credit or a modification to the existing Letter of Credit effectuating such renewal, and Tenant shall not have otherwise delivered to Landlord, at least thirty (30) days prior to the relevant annual expiration date, a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Landlord shall be entitled to draw on the Letter of Credit as provided above, and shall hold the proceeds of such draw as Letter of Credit Proceeds pursuant to Section 5.13(a) above; provided, however, that in and only in such event, Landlord shall deposit such Letter of Credit Proceeds in an interest-bearing account at a bank selected by Landlord and all interest accrued thereon shall be added to and deemed a part of the Letter of Credit Proceeds for all purposes of this Section 5.13.

     5.14 Security Deposit.(a) Upon the written request of Tenant, Landlord
          -----------------
shall permit Tenant to deliver to Landlord a cash security deposit (the "Security Deposit") equal to the amount of the Letter of Credit then required to be maintained pursuant to Section 5.13 above, whereupon Landlord shall return the Letter of Credit to Tenant for cancellation. Tenant understands and agrees that the Security Deposit shall not be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Landlord's damages upon a default on the part of Tenant. Tenant shall have the right from time to time to reduce the amount of the Security Deposit on the terms and subject to the conditions set forth in Section 5.13 above for the reduction of the LC Face Amount. The Security Deposit shall serve as security for the full and faithful performance of Tenant's obligations under this Lease. Landlord may (but shall not be required to) use the Security Deposit or any portion thereof for any purpose for which Landlord is entitled to use the Letter of Credit or any Letter of Credit Proceeds pursuant to Section 5.13 above, it being understood that any use of the Security Deposit shall not constitute a bar or defense to any of Landlord's remedies under this Lease, at law or in equity. In such event, and upon written notice from Landlord to Tenant specifying the amount of the Security Deposit so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deposit with Landlord an amount sufficient to return the Security Deposit to the amount that would then be required under Section 5.13 above if Tenant had not delivered the Security Deposit to Landlord and the Letter of Credit was still in place. Tenant's failure to deliver such amount to Landlord within ten (10) days of Landlord's notice shall constitute an immediate Event of Default hereunder. Landlord shall deposit the Security Deposit in an interest-bearing account at a bank selected by Landlord and all interest accrued thereon shall be added to and deemed a part of the Security Deposit for all purposes of this Section 5.14. Not later than sixty (60) days after the Term Expiration Date, Landlord shall return to Tenant the Security Deposit (other than those portions of the Security Deposit Landlord is entitled to apply under the terms of this Section 5.14); provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. If Landlord conveys or transfers its interest in this Lease, the Security Deposit shall be transferred to Landlord's successor and Landlord shall be released and discharged from any further liability to Tenant with respect to such Security Deposit.

     5.15  Tenant's Remedies.  Tenant shall look solely to Landlord's interest
           -----------------
in the Project for recovery of any judgment from Landlord. Landlord and Landlord Parties shall not be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust to which Section 5.11 applies or may apply.

     5.16  Rules and  Regulations.  Tenant shall comply with the Rules and
           ----------------------
Regulations for the Project attached as Exhibit D and such amendments thereto as Landlord may adopt from time to time with prior notice to Tenant. Landlord shall not be liable to Tenant for or in connection with the failure of any other tenant of the Project to comply with any rules and regulations applicable to such other tenant under its lease.

     5.17  Prohibition and Indemnity With Respect To Hazardous Material.
           ------------------------------------------------------------

     (a) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises by Tenant or Tenant Parties without the prior written consent of Landlord, save and except only for Permitted Hazardous Materials, which Tenant may bring, store and use in reasonable quantities for their intended use in the Leased Premises, but only in full compliance with all Hazardous Materials Laws and otherwise in a safe and prudent manner. If (i) Tenant breaches the obligations stated in the preceding sentence, or (ii) contamination of the Leased Premises by Hazardous Material occurs for which Tenant is or Tenant Parties are found to be responsible, or
(iii) Tenant's activities or those of Tenant Parties (or those of its subtenants) result in or cause a Hazardous Materials Claim, then Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses (including, without limitation, diminution in value of the Leased Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) (collectively, "Claims") which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Leased Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

     (b) Notwithstanding anything to the contrary contained in Section 5.17(a) above, Tenant shall not be responsible under this Section 5.17 for any costs incurred in cleaning up or remediating (i) contamination by Hazardous Materials existing in the soil or groundwater on or under the Leased Premises prior to the Term Commencement Date ("Pre-Existing Contamination"), (ii) contamination by Hazardous Materials placed, stored or disposed of by Landlord or the Landlord Parties on or about the Project at any time ("Landlord's Contamination"), or
(iii) Specified Contamination, except, in any of the foregoing instances, to the extent that Tenant or the Tenant Parties have contributed to or exacerbated the presence of or contamination caused by such Hazardous Materials.

     5.18  Surrender of Premises On Termination.  On or before the ninetieth
           ------------------------------------
(90th) day preceding the Term Expiration Date, Tenant shall notify Landlord in writing of the precise date upon which Tenant plans to surrender the Leased Premises to Landlord. On expiration of the Term, Tenant shall quit and surrender the Leased Premises to Landlord, broom clean, in good order, condition and repair as required by Section 5.03, with all of Tenant's movable equipment, furniture, trade fixtures and other personal property removed therefrom. Subject to Section 5.06(c) above and Paragraph 3(c)(ii) of Exhibit C hereto, all Alterations and Tenant Improvements shall be surrendered with the Leased Premises in good condition and repair, reasonable wear and tear (but only to an extent consistent with the Leased Premises remaining in good condition and repair) and casualty damage excepted. Any property of Tenant not removed hereunder shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense, and/or dispose of the same in any manner permitted by law. Tenant shall repair at its sole cost and expense, all damage caused to the Leased Premises or the Project by removal of Tenant's movable equipment or furniture and such Tenant Improvements and Alterations as Tenant shall be allowed or required to remove from the Leased Premises by Landlord. If the Leased Premises are not surrendered as of the end of the Term in the manner and condition herein specified, Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all Claims resulting from or caused by Tenant Delays or failure in so surrendering the Leased Premises, including, without limitation, any Claims made by any succeeding tenant due to such delay or failure. Tenant acknowledges that Landlord will be attempting to lease the Leased Premises with any such lease to be effective upon expiration of the Term, and failure to surrender the Leased Premises could cause Landlord to incur liability to such successor tenant for which Tenant shall be responsible hereunder to the full extent thereof.

     5.19  Window Coverings.  All window coverings shall be provided by Tenant,
           ----------------
at its sole cost and expense (except for window coverings installed in connection with the Tenant Improvements, which may be paid for with the Tenant Improvements Allowance and the proceeds of the Tenant Improvements Loan), and shall comply with Landlord's standard Building window covering. Tenant shall not place or maintain any window coverings, blinds or drapes on any exterior window, other than those in compliance with Landlord's standards, without Landlord's prior written approval which Landlord shall have the right to grant or withhold in its absolute and sole discretion. Tenant acknowledges that breach of this covenant will directly and adversely affect the exterior appearance of the Project or the operation of the heating, ventilation or air conditioning systems.

                                   ARTICLE 6

                    Condition and Operation of the Building
                    ---------------------------------------

     6.01  Exhibit B Controls.  Landlord's entire obligation with respect to the
           ------------------
condition of the Leased Premises, its suitability for Tenant's uses and the improvement requirements with respect thereto shall be as stated in Exhibit B. Landlord shall have no other obligation of any kind or character, express or implied, with respect to the condition of the Leased Premises, Building or Project or the suitability thereof for Tenant's purposes, and Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to such matters.

     6.02  Alteration.  Subject to any contrary provisions of Section 2.02
           ----------
above, Landlord may, at any time and from time to time: (i) make structural or seismic modifications to the Building; (ii) change, add to, eliminate or reduce the extent, size, shape or configuration of any aspect of or improvement (including the Building) within the Project or its operations; provided, however, that Landlord shall not alter any of the Common Areas within the Project in a manner that is inconsistent with a class "A" office project; (iii) change the arrangement, character, use or location of corridors, stairs, toilets, mechanical, plumbing, electrical or other operating systems or any other parts of the Building; and (iv) change the name, number or designation by which the Building or the Project is commonly known. None of the foregoing acts shall be deemed an actual or constructive eviction of Tenant, shall entitle Tenant to any reduction of Rent or shall result in any liability of Landlord to Tenant. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Leased Premises and other portions of the Building, including, without limitation, the exclusive right to use all exterior walls, roofs and other portions of the Building for signs, notices and other promotional purposes.

                                   ARTICLE 7

              Casualty, Eminent Domain and Miscellaneous Matters
              --------------------------------------------------

     7.01  Landlord's Casualty Insurance.  Landlord shall maintain, or cause to
           -----------------------------
be maintained, a policy or policies of "all-risk" insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, insuring the Base Building Improvements and the Tenant Improvements (including any Tenant Extra Improvements) against loss or damage by fire or other insurable hazards (that may include earthquake loss if Landlord elects to maintain such coverage) and contingencies for the full insurable value thereof, exclusive of excavations and foundations; provided, however, that Landlord shall not be obligated to insure any of Tenant's furniture, equipment, machinery, trade-fixtures, goods or supplies ("Tenant's Personal Property"), or Alterations that Tenant may make upon the Leased Premises. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations result in extra-hazardous or higher than normal risk exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increases in premium. All insurance proceeds payable under Landlord's insurance carried hereunder shall be payable solely to Landlord, and Tenant shall have no interest therein. Tenant shall from time to time provide Landlord with such information as may be requested by Landlord or its insurers concerning the value of the Tenant Improvements (including any Tenant Extra Improvements).

     7.02  Liability Insurance.  Landlord (with respect to the Project) and
           -------------------
Tenant (with respect to the Leased Premises and Project) shall each maintain or cause to be maintained a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than Five Million Dollars ($5,000,000.00) combined single limit for bodily injury, death and property damage in any one occurrence. The coverages required to be carried shall be extended to include, but not to be limited to, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability. Tenant's contractual liability insurance shall apply, without limitation, to all of Tenant's indemnity obligations under this Lease. The certificate evidencing Tenant's insurance coverage required hereunder shall state that the insurance includes the liability assumed by Tenant under this Lease and that Tenant's insurance is primary with any other insurance available to Landlord or any other named insured being excess. Upon request of Tenant, Landlord shall provide Tenant reasonable evidence that the insurance required to be maintained hereunder by Landlord is in full force and effect.

     7.03  Tenant's Casualty Insurance and Additional Tenant Insurance
           -----------------------------------------------------------
Requirements.
------------

     (a) Tenant shall provide insurance coverage during the Term against loss or damage by fire and such other risks as are from time to time included in an "all risk" policy (including, without limitation, sprinkler leakage and water damage), insuring the full insurable value of any Alterations, Tenant's trade fixtures, furnishings, equipment, and all other items of personal property of Tenant, insuring the full replacement cost thereof.

     (b) All policies required to be carried by Tenant under this Article 7 shall be written with financially responsible companies with a Best & Company rating of "A-:X" or better, and all evidence of insurance provided to Landlord shall contain an endorsement showing that Landlord and Mortgage Lender are included as an additional insured and an endorsement whereby the insurer agrees not to cancel or alter the policy without at least thirty (30) days' prior written notice to Landlord and all named and additional insureds. Any deductible or self-insurance provisions under any insurance policies maintained by Tenant shall be subject to Landlord's prior written approval which shall not be unreasonably withheld.

     (c) Prior to the Term Commencement Date and thereafter, from time to time, promptly upon request by Landlord, Tenant shall furnish Landlord and any additional insureds with copies of policies or certificates of insurance, evidencing Tenant's maintenance and renewal of the required coverages. If Tenant fails to provide such evidence of insurance required hereunder, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof to be charged to Tenant and paid upon written invoice therefor as Additional Rent together with an administrative fee equal to twenty percent (20%) of such costs.

     7.04  Indemnity and Exoneration.
           -------------------------

     (a) Tenant shall indemnify and hold harmless Landlord and the Landlord Parties against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees) arising from (i) the use of the Leased Premises, the Building or the Project by Tenant or the Tenant Parties, or from any activity done, permitted or suffered by Tenant or the Tenant Parties in or about the Leased Premises, the Building or the Project, and (ii) any act, neglect, fault, willful misconduct or omission of Tenant or the Tenant Parties, or from any breach or default in the terms of this Lease by Tenant or the Tenant Parties, and (iii) any action or proceeding brought on account of any matter in items (i) or (ii). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and the Landlord Parties from responsibility for, waives its entire claim of recovery for and assumes all risk of (A) damage to property or injury to persons in or about the Leased Premises, the Building or the Project from any cause whatsoever (except that which is caused by the negligence or willful misconduct of Landlord or the Landlord Parties or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (B) loss resulting from business interruption or loss of income at the Leased Premises. The obligations of Tenant under this Section 7.04 shall survive any termination of this Lease.

     (b) Landlord shall indemnify and hold harmless Tenant against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees) arising from (i) the negligence of Landlord or from any breach or default in the terms of this Lease by Tenant, and (ii) any action or proceeding brought on account of any matter in item (i). If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant. The obligations of Landlord under this Section 7.04(b) shall survive any termination of this Lease.

     (c) The foregoing indemnities shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

     7.05 Waiver of Subrogation Rights. Anything in this Lease to the contrary
          ----------------------------
notwithstanding, Landlord and Tenant each waive all rights of recovery, claim, action or cause of action, against the other, Tenant Parties or Landlord Parties, as applicable, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project or any personal property of such party therein, by reason of fire, the elements, or any other cause that could be insured against under the terms of an "all risk" insurance policy or other casualty insurance coverages which are required to be obtained pursuant to this Lease, regardless of cause or origin, including negligence of the other party, Landlord Parties or Tenant Parties, as applicable; and each party covenants that no insurer shall hold any right of subrogation against such other party. Each party hereto shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Landlord or Tenant that applies to the Leased Premises, any part of the Project or Tenant's use and occupancy of any part thereof.

     7.06 Condemnation and Loss or Damage.
          -------------------------------

     (a) If the Leased Premises or any portion of the Project shall be taken or condemned for any public purpose (herein, a "Condemnation") to such an extent as to render the Leased Premises untenantable as reasonably determined by Landlord, this Lease shall, at the option of either party, forthwith cease and terminate as of the date of taking. All proceeds from any

Condemnation of the Leased Premises shall belong to and be paid to Landlord subject to the rights of any Mortgage Lender; provided, however, that Landlord shall cooperate with Tenant if Tenant seeks to recover at its cost and expense, proceeds, damages or awards paid to compensate for damage to or taking of Tenant's Personal Property.

     (b) If a temporary Condemnation of all or a portion of the Leased Premises occurs, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Tenant.

     7.07 Damage and Destruction. If a fire or other casualty in the Leased
          ----------------------
Premises occurs, Tenant shall immediately give notice thereof to Landlord. The following provision shall then apply:

     (a) If the damage is limited solely to the Leased Premises and the Leased Premises can, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, then Landlord shall diligently rebuild the same, including any Tenant Improvements; provided, however, that Landlord shall be required to repair and restore Tenant Improvements only to the extent that Landlord actually receives proceeds therefor ("Tenant Improvements Proceeds") under the policy of casualty insurance maintained by Landlord pursuant to Section 7.01 above ("Landlord's Casualty Policy"). If Landlord rebuilds the Leased Premises, Tenant shall repair and restore any Tenant Improvements to the extent that the cost thereof exceed the Tenant Improvements Proceeds received by Landlord and any Alterations, or, at Landlord's election, Landlord may repair and rebuild such Tenant Improvements and Alterations at Tenant's expense.

     (b) If portions of the Project outside the boundaries of the Leased Premises are damaged or destroyed (whether or not the Leased Premises are also damaged or destroyed) and the Leased Premises and the Project can, in the reasonable opinion of Landlord, both be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and provided that Landlord determines that such reconstruction is economically feasible, then Landlord shall be obligated to do so; provided, however, that Landlord shall be required to repair and restore Tenant Improvements only to the extent that Landlord actually receives Tenant Improvements Proceeds under Landlord's Casualty Policy. If Landlord rebuilds the Leased Premises and the Project, Tenant shall repair and restore any Tenant Improvements to the extent that the cost thereof exceed the Tenant Improvements Proceeds received by Landlord and any Alterations, or, at Landlord's election, Landlord may repair and rebuild such Tenant Improvements and Alterations at Tenant's expense.

     (c) If neither Section 7.07(a) nor 7.07(b) above applies, Landlord shall have the right, but not the obligation, to reconstruct the Project and the Leased Premises. Within sixty (60) days after the date of such damage and destruction, Landlord shall notify Tenant in writing of the estimated period of restoration and whether Landlord elects to reconstruct the Project and the Leased Premises, in which event this Lease shall remain in full force and effect, or to terminate this Lease effective as of the date specified in such notice. If Landlord rebuilds the Project and the Leased Premises, Landlord shall be required to repair and restore Tenant Improvements only to the extent that Landlord actually receives Tenant Improvements Proceeds under Landlord's

Casualty Policy. Tenant shall repair and restore any Tenant Improvements to the extent that the cost thereof exceed the Tenant Improvements Proceeds received by Landlord and any Alterations or, at Landlord's election, Landlord may repair and rebuild such Tenant Improvements and Alterations at Tenant's expense. Notwithstanding the foregoing, if the Leased Premises is damaged or destroyed to the extent that the Leased Premises cannot be substantially repaired or restored by Landlord within three hundred sixty-five (365) days from the date of damage or destruction, Tenant may terminate this Lease immediately upon notice thereof to Landlord, which notice shall be given, if at all, not later than ten (10) days after Landlord notifies Tenant of Landlord's estimate of the period of time required to repair such damage or destruction.

     (d) During any period when Tenant's use of the Leased Premises is significantly affected by damage or destruction, Gross Rent shall abate proportionately until such time as the Leased Premises are made tenantable, and Tenant has had a reasonable period of time to reinstall its trade fixtures, furnishing and equipment in and to move into the Leased Premises, as reasonably determined by Landlord, and no portion of the Rent so abated shall be subject to subsequent recapture; provided, however, that there shall be no such abatement except to the extent that the amount thereof is compensated for and recoverable from the proceeds of rental abatement or business interruption insurance maintained by Landlord with respect to this Lease, the Leased Premises or the Project.

     (e) The proceeds from any insurance paid by reason of damage to or destruction of the Building or any part thereof, the Tenant Improvements or any other element, component or property insured by Landlord shall belong to and be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust that constitutes an encumbrance thereon. If this Lease is terminated by either party as a consequence of a casualty in accordance with any of the provisions of this
Section 7.07, all proceeds of insurance required to be maintained either by Landlord or Tenant shall be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust that constitutes an encumbrance thereon; provided, however, that Tenant shall be paid all proceeds of insurance payable in connection with Tenant's trade fixtures, furnishings, equipment and all other items of personal property of Tenant.

     (f) If the Leased Premises, or any part thereof, or any portion of the Building necessary for Tenant's use of the Leased Premises, are damaged or destroyed during the last twelve (12) months of the Term, or any extension thereof, Landlord or Tenant may terminate this Lease by giving written notice thereof to the other party within thirty (30) days after the date of the casualty, in which case this Lease shall terminate as of the date of the casualty.

     7.08 Default By Tenant.
          -----------------

     (a)  Events of Default. The occurrence of any of the following shall
          -----------------
constitute an event of default ("Event of Default") on the part of Tenant:

          (i)  Abandonment.  Abandonment of the Leased Premises for a continuous
               -----------
period in excess of five (5) Business Days. Notwithstanding the foregoing, in the event Tenant seeks to assign its interest under this Lease or to sublease the Leased Premises in accordance with Section 5.05 above, Tenant shall have the right to vacate the Leased Premises, provided that

(A) throughout such period, Tenant diligently attempts to procure a suitable assignee or subtenant and to complete an assignment or sublease transaction, (B) Tenant takes all actions required by Landlord to secure and safeguard the Leased Premises during such period, and (C) Tenant reimburses Landlord upon demand for any additional costs and expenses incurred by Landlord (including, without limitation, insurance expenses and costs of security) as a result of Tenant's vacation of the Leased Premises. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Section 7.08(a)(i) being deemed such notice to Tenant as required by said Section 1951.3;

          (ii)  Nonpayment of Rent. Failure to pay any installment of Gross Rent
                ------------------
or items of Additional Rent within three (3) days after the date when payment is due. Notwithstanding the foregoing, if Tenant establishes and maintains throughout the Term a direct payment or debit arrangement with a bank or financial institution pursuant to which the Gross Rent due hereunder is automatically paid to Landlord by electronic transfer on the first day of each month (an "Electronic Payment Arrangement"), and if Tenant provides Landlord with evidence of such Electronic Payment Arrangement, then Landlord shall provide Tenant with notice of any nonpayment of Gross Rent or Additional Rent and a three (3) day grace period after the giving of such notice before such nonpayment constitutes an "Event of Default" hereunder;

          (iii) Other Obligations. Failure to perform any obligation, agreement
                -----------------
or covenant under this Lease other than those matters specified in Sections 7.08(a)(i) and 7.08(a)(ii), such failure continuing for thirty (30) days after written notice of such failure (or with respect to non-monetary obligations only, such longer period as is reasonably necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured);

          (iv)  General Assignment. A general assignment by Tenant or Guarantor
                ------------------
for the benefit of creditors;

          (v)   Bankruptcy. The filing of any voluntary petition in bankruptcy
                ----------
by Tenant or Guarantor, or the filing of an involuntary petition by Tenant's or Guarantor's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

          (vi)  Receivership. The employment of a receiver to take possession of
                ------------
substantially all of Tenant's assets or the Leased Premises, if such receivership remains undissolved for a period of ten (10) Business Days after creation thereof;

          (vii) Attachment. The attachment, execution or other judicial seizure
                ----------
of all or substantially all of Tenant's assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) Business Days after the levy thereof;

          (viii)  Insolvency. The admission by Tenant or Guarantor in writing of
                  ----------
its inability to pay its debts as they become due, the filing by Tenant or Guarantor of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Guarantor of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Guarantor in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant or Guarantor seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed; and

          (ix)    Restoration of Letter of Credit. The failure of Tenant to
                  -------------------------------
restore the Letter of Credit to the amount and within the time period provided in Section 5.13(c).

     (b)  Remedies Upon Default.
          ---------------------

          (i)     Termination. If an Event of Default occurs, Landlord shall
                  -----------
have the right, with or without notice or demand, immediately (after expiration of the applicable grace periods specified herein) to terminate this Lease, and at any time thereafter recover possession of the Leased Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Leased Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

          (ii)    Continuation After Default. Even though Tenant has breached
                  --------------------------
this Lease and/or abandoned the Leased Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section 7.08(b)(i), and Landlord may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due. Landlord has the remedy described in Section 1951.4 of the Civil Code of the State of California or any successor code section (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Acts of maintenance, preservation or efforts to lease the Leased Premises or the appointment of receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

     (c)  Damages Upon Termination. Should Landlord terminate this Lease
          ------------------------
pursuant to the provisions of Section 7.08(b)(i), Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code section. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) shall be computed with interest at eighteen percent (18%) per annum or the highest lawful rate, whichever is the lower. The "worth at the time of award" of the amount referred to in (iii) shall be computed by discounting such amount at the "discount rate" of the Federal Reserve Bank of San Francisco in effect as of time of award plus one percent (1%) and, where rental value is a material issue, shall be based upon competent appraisal evidence.

     (d)  Computation of Rent For Purposes of Default. For purposes of computing
          -------------------------------------------
unpaid Rent that would have accrued and become payable under this Lease pursuant to the provisions of Section 7.08(c), unpaid Rent shall consist of the sum of:

          (i)  the total Base Rent for the balance of the Term, plus

          (ii) a computation of the Basic Operating Cost for the balance of the Term, the assumed Basic Operating Cost for the calendar year of the default and each future calendar year in the Term to be equal to the Basic Operating Cost for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by reference to the Consumer Price Index-- all items for the San Francisco-Oakland-San Jose Area, All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor (Base Year 1982-84=100), or such successor index as may be established to provide a measure of the current purchasing power of the dollar.

     (e)  Late Charge. Notwithstanding any other provision of this Lease, Tenant
          -----------
hereby acknowledges that late payment to Landlord of Rent or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord's designated agent within three (3) days after the date the same is due hereunder, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any costs and attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided, however, that if Tenant establishes and maintains throughout the Term an Electronic Payment Arrangement as contemplated in Section 7.08(a)(ii) above, then Landlord shall provide Tenant with notice of any late payment of Rent and a three (3) day grace period after the giving of such notice prior to the imposition of a late charge. Landlord and Tenant hereby agree that the late charges provided for in this Section 7.08(e) represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment and shall not be construed as a penalty. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

     (f)  Interest. Notwithstanding any other provision of this Lease, any
          --------
installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within five (5) days after the date the same is due shall bear interest from the date such payment was originally due under this Lease until paid at an annual rate equal to the maximum rate of interest permitted by law. Payment of such interest shall not excuse or cure any Event of Default on the part of Tenant. In addition, Tenant shall pay all costs and reasonable attorneys' fees incurred by Landlord in collection of such amounts.

     (g)  Remedies Cumulative. All of the remedies permitted or available to
          -------------------
Landlord under this Lease, or at law or in equity, shall be cumulative and not alternative and invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

     7.09 No Waiver. Failure of Landlord or Tenant to declare any default
          ---------
immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord or Tenant, as the case may be, shall have the right to declare any such default at any time thereafter. No waiver by Landlord of an Event of Default, or any agreement, term, covenant or condition contained in this Lease, shall be effective or binding on Landlord unless made in writing and no such waiver shall be implied from any omission by Landlord to take action with respect to such Event of Default or other such matter. No express written waiver by Landlord of any Event of Default, or other such matter, shall affect or cover any other Event of Default, matter or period of time, other than the Event of Default, matter and/or period of time specified in such express waiver. One or more written waivers by Landlord of any Event of Default, or other matter, shall not be deemed to be a waiver of any subsequent Event of Default, or other matter, in the performance of the same provision of this Lease. Acceptance of Rent by Landlord hereunder, or endorsement of any check, shall not, in and of itself, constitute a waiver of any breach or Event of Default or of any agreement, term, covenant or condition of this Lease, except as to the payment of Rent so accepted, regardless of Landlord's knowledge of any concurrent Event of Default or matter. Landlord may, at its election, apply any Rent received from Tenant to the oldest obligation outstanding from Tenant to Landlord, any endorsement or other statement of Tenant to the contrary notwithstanding. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Leased Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or of any term, covenant or condition of this Lease or operate as a surrender of this Lease. All of the remedies permitted or available to Landlord under this Lease, or at law or in equity, shall be cumulative and not alternative and invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

     7.10 Statutory Waivers. Tenant hereby waives the benefits of: (i) Sections
          -----------------
1932 and 1933(4) of the California Civil Code (pertaining to the termination of a hiring); (ii) 1941 and 1942 of the California Civil Code (pertaining to the obligations of a landlord to maintain premises and the rights of a tenant to make certain repairs or terminate a lease); (iii) Section 1263.260 of the California Code of Civil Procedure (pertaining to the removal of improvements upon condemnation); and (iv) Section 1265.130 of the California Code of Civil Procedure (pertaining to the termination of a lease upon condemnation).

     7.11 Holding Over. If Tenant holds over after expiration or termination of
          ------------
this Lease without the written consent of Landlord, Tenant shall pay for each month of hold-over tenancy twice the Gross Rent that Tenant was obligated to pay for the month immediately preceding the end of the Term for each month or any part thereof of any such hold-over period together with such other amounts as may become due hereunder. No holding over by Tenant after the Term shall operate to extend the Term. If Tenant holds over without consent, Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses for damages by any other tenant or third person to whom Landlord may have leased or offered to lease all or any part of the Leased Premises covered hereby effective on or after the termination of this Lease, together with all loss, cost, expense, damages and liabilities in connection with any such reletting, including, without limitation, attorneys' fees and Landlord's lost revenues. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

     7.12 Attorneys' Fees. If either party places the enforcement of this Lease,
          ---------------
or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney or collection agency, or files suit upon the same, or seeks a judicial declaration of rights hereunder, the prevailing party shall recover its reasonable attorneys' fees, court costs and collection agency charges. As used herein, "prevailing party" shall mean the party who substantially prevails in the matter at issue, including, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

     7.13 Amendments. This Lease may not be altered, changed or amended, except
          ----------
by an instrument in writing signed by both parties.

     7.14 Transfers By Landlord. Landlord shall have the right to transfer and
          ---------------------
assign, in whole or in part, all of its rights and obligations hereunder and in the Project. Upon transfer by Landlord of its interest in the Project, and upon the transferee's written assumption (such writing being hereinafter referred to as an "Assumption Agreement") of Landlord's obligations accruing hereunder from and after the date of such transfer, no further liability or obligations shall thereafter accrue against the transferring or assigning person as Landlord hereunder. Landlord or such transferee shall provide a copy of the Assumption Agreement to Tenant upon request.

     7.15 Severability. If any term or provision of this Lease, or the
          ------------
application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

     7.16 Notices. All notices, demands, consents and approvals that may or are
          -------
required to be given by either party to the other hereunder shall be in writing and shall be sent by personal delivery, overnight courier, or United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Personal delivery of notices to Tenant may in all events be made by leaving a copy of the notice, addressed to Tenant, at the Leased Premises. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Leased Premises at the time. Notices shall be deemed given upon actual receipt (or attempted delivery if delivery is refused).

     7.17 No Option. Submission of this instrument for examination or signature
          ---------
by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     7.18 Integration and Interpretation. The terms of this Lease are intended
          ------------------------------
by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not restricted for or against any party, regardless of which party may have drafted the provision in question, it being agreed that this is a negotiated agreement.

     7.19 Quitclaim. Upon expiration or earlier termination of this Lease,
          ---------
Tenant shall, immediately upon request of Landlord, execute, acknowledge and deliver to Landlord a recordable deed quit-claiming to Landlord all interest of Tenant in the Leased Premises, the Project and this Lease.

     7.20 No Easement For Light, Air and View. This Lease conveys to Tenant no
          -----------------------------------
rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Leased Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

     7.21 No Merger. The voluntary or other surrender or termination of this
          ---------
Lease by Tenant, or a mutual cancellation thereof shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies.

     7.22 Memorandum of Lease. Tenant shall, upon request of Landlord, execute,
          -------------------
acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto or consolidation hereof), in form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded without the prior written consent of Landlord, and any attempt to do so shall constitute a default by Tenant.

     7.23 Survival. All of Tenant's covenants and obligations contained in this
          --------
Lease shall survive the expiration or earlier termination of this Lease. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's rights and remedies at law or in equity available upon a breach by Tenant of this Lease.

     7.24 Financial Statements. If Landlord intends to sell all or any portion
          --------------------
of the Building or Project (or any interest therein), or obtain a loan secured by the Building or Project (or any interest therein), then Tenant shall, within fifteen (15) days of Landlord's written request, furnish Landlord with financial statements, dated no earlier than one (1) year before such request, certified as accurate by Tenant, or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement, reflecting Tenant's then current financial condition, or the financial condition of the individuals comprising Tenant, in such form and detail as Landlord may reasonably request. In addition, if Landlord finances the construction of improvements on and to the Building or Project, or otherwise procures financing secured by the Building or Project, or any portion thereof or interest therein, then the terms and provisions of this Lease may be subject to review and approval by the financial source providing such financing.

     7.25 No Joint Venture. This Lease shall not be construed to create a
          ----------------
partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

     7.26 Successors and Assigns. This Lease shall be binding upon and inure to
          ----------------------
the benefit of Landlord, its successors and assigns (subject to the provisions hereof, including, without limitation, Section 5.15); and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

     7.27 Applicable Law. All rights and remedies of Landlord and Tenant under
          --------------
this Lease shall be construed and enforced according to the laws of the State of California. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the County of San Mateo, California (excepting appellate courts).

     7.28 Time of the Essence. Time is of the essence of each and every covenant
          -------------------
herein contained.

     7.29 Interpretation. Except as specifically provided otherwise in this
          --------------
Lease, Landlord may act in its sole and absolute discretion when required to act hereunder. The term, "including" shall mean "including, without limitation." All indemnities contained herein shall survive termination of this Lease with respect to any act, condition or event that is the subject matter of such indemnity and that occurs prior to the Term Expiration Date. Notwithstanding anything herein to the contrary, all provisions of this Lease which require the payment of money or the delivery of property after the Term Expiration Date shall survive termination of the Lease.

     7.30 Parking.
          -------

     (a) Subject to the terms of this Section 7.30, unless Tenant is in default hereunder, Tenant shall be entitled to the non-preferential and non-exclusive use of the number of parking spaces set forth in the Basic Lease Information in the areas within the Project designated by Landlord (the "Designated Parking Areas"), for which right Tenant shall pay the monthly fee per space established by Landlord from time to time for the applicable type of space, plus any tax or assessment imposed by any governmental authority in connection with the parking privileges provided to Tenant pursuant to this Lease. Said monthly fees shall be paid whether or not Tenant uses said spaces; provided, however, that Landlord hereby waives its right to collect such parking fees from Tenant for the spaces during the initial term of this Lease, except to the extent that Landlord is required to impose a parking fee by any governmental regulation now or hereafter applicable to any part of all of the Project, or to Landlord or Tenant. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved, if it determines that it is necessary for orderly and efficient parking. In the event Landlord develops additional buildings on parcels owned by Landlord in the Gateway Center, Landlord shall take appropriate measures with respect to parking such that Tenant shall at all times have the right to use the number of parking spaces set forth in the Basic Lease Information. Notwithstanding the foregoing provisions of this Section 7.30(a), Landlord shall have the right to relocate Tenant's parking from time to time to other areas within the Gateway Center, to provide parking spaces to Tenant in surface parking lots, parking structures, subterranean parking facilities or other areas within the Gateway Center now or hereafter designated by Landlord as the Project's parking areas, and to provide parking to Tenant through tandem-style parking or the use of valets or parking attendants, provided only that Tenant shall at all times have parking for the number of automobiles contemplated under this Lease. Landlord shall consult with Tenant in connection with the relocation of Tenant's parking spaces, but Landlord shall make the final determination as to the location of such spaces.

     (b) Notwithstanding the terms of Section 7.30(a) above, in the event any of the parking spaces in the Designated Parking Areas are taken or otherwise eliminated as a result of any Condemnation or casualty event affecting such Designated Parking Areas, and if as a result thereof Landlord is unable to provide Tenant with the number of parking spaces specified in the Basic Lease Information (taking into account Landlord's rights under the penultimate sentence of Section 7.30(a) above), and if such reduction would materially and adversely impact Tenant's ability to conduct its business in the Leased Premises, then Tenant shall have the right to terminate this Lease by written notice to Landlord given not later than fifteen (15) days after Landlord notifies Tenant of such reduction in parking spaces; provided, however, that Tenant shall have no right to terminate this Lease if Landlord is able to provide Tenant with a sufficient number of parking spaces in an alternate location (the "Alternate Parking Spaces") such that the sum of the parking spaces allocated to Tenant in the Gateway Center and the Alternate Parking Spaces equal or exceed the number of parking spaces specified in the Basic Lease Information. In the event the Alternate Parking Spaces are not reasonably proximate to the Gateway Center, then Landlord shall arrange for a shuttle service or other means of transportation between the Alternate Parking Spaces and the Gateway Center.

     7.31 Brokers. Tenant and Landlord each represent and warrant to the other
          -------
that it has had no dealing with any broker or agent other than the Broker set forth on the Basic Lease Information. Tenant and Landlord each indemnify, defend and hold the other party harmless from and against any and all liabilities for commissions or other compensation or charges claimed by any other broker or agent based on dealings with the indemnifying party with respect to this Lease. The foregoing indemnity shall survive termination or earlier expiration of this Lease.

     7.32 Security.
          --------

     (a) Tenant acknowledges and agrees that Landlord is not required and does not intend to provide any security services with respect to the Leased Premises, the Building or the Project (other than the security systems described on Exhibit B-1) and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Leased Premises or any other breach of security with respect to the Leased Premises, the Building or the Project. In the event that Landlord shall at any time elect to provide such security services with respect to the Leased Premises, the Building and/or the Project, the costs and expenses incurred by Landlord in connection therewith shall be included within the definition of "Basic Operating Cost" for all purposes of this Lease.

     (b) Tenant hereby agrees to the exercise by Landlord of security measures such as, but not limited to, the evacuation of the Leased Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Leased Premises, the Building or the Project and other similarly related actions that Landlord deems necessary, in its sole and absolute discretion, to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord, and the resulting interruption of service and cessation of Tenant's business, if any, shall not be deemed an eviction or disturbance of Tenant's use and possession of the Leased Premises, or any part thereof, or render Landlord liable to Tenant for any resulting damages, or relieve Tenant from Tenant's obligations under this Lease.

     7.33 Satellite Dish. Subject to Landlord's prior written approval of the
          --------------
plans and specifications therefor (including, without limitation, the location, size, and color of the equipment), during the Term, Tenant may, at its sole cost and expense, construct and maintain a satellite dish on the roof of the Building (the "Satellite Dish"); provided, however, that Landlord shall have the right to withhold its approval of the plans and specifications, in its sole and absolute discretion, if the Satellite Dish will affect the structural integrity of the roof. Without limiting the foregoing, the plans and specifications shall include, and Landlord shall have the right to approve, diagrams showing the location of all associated cabling and wiring installed by Tenant throughout the Building. Upon receipt of Landlord's prior written approval of the plans and specifications as set forth herein, Tenant shall erect the Satellite Dish in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all applicable Laws now in force or hereafter enacted and all other requirements of Landlord, and after Tenant has received all requisite approvals therefor (the "Applicable Requirements"), and in a manner so as not to interfere with the use of the Building or any other building by any other tenant or occupant. Tenant shall at all times maintain the Satellite Dish and all associated cabling and wiring in a good, clean and safe condition, in accordance with the Applicable

Requirements, and in a manner so as not to interfere with the use of the Building or any adjacent building by any other tenant or occupant. Tenant shall provide Landlord with reasonable advance written notice prior to entering upon the roof so that Landlord may, if it so desires, have a representative accompany Tenant onto the roof. Upon the expiration or sooner termination of this Lease or Tenant's right to possession of the Leased Premises, Tenant shall, at Tenant's sole cost and expense, promptly remove the Satellite Dish and repair any damage to the Building resulting therefrom. If Tenant fails to remove the Satellite Dish on or before the expiration or sooner termination of this Lease or Tenant' right to possession of the Leased Premises, Landlord may, at Tenant's expense, remove the Satellite Dish and perform the related restoration and repair work, and use, dispose of or take such other actions with respect to the Satellite Dish as Landlord may deem appropriate, all without compensation or payment to Tenant. Tenant shall defend, indemnify and hold harmless Landlord from all losses, claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, attorneys' fees) arising from or relating to the construction, installation, maintenance, use or removal of the Satellite Dish. The rights granted to Tenant pursuant to this Section 7.33 may not be assigned.

     7.34 Right of First Negotiation. Tenant understands that Landlord is the
          --------------------------
owner of fee title to certain parcels of real property situated adjacent to the Project (the "Adjacent Parcels"), as more particularly shown on the site plan attached hereto as Exhibit G, and that existing tenants (the "Existing Tenants") have options to lease the Adjacent Parcels on the terms and conditions set forth in their lease agreements. In the event the Existing Tenants do not exercise their options to lease either or both of the Adjacent Parcels, then prior to offering the Adjacent Parcel(s) for lease to third-parties, Landlord shall provide written notice to Tenant (the "Availability Notice") of the availability of the applicable Adjacent Parcel(s) and the general economic terms upon which Landlord would consider entering into a transaction with Tenant pursuant to which Landlord would lease the Adjacent Parcel(s) to Tenant and thereafter develop an office building thereon similar to the Building for occupancy by Tenant (an "Expansion Transaction"). In the event Tenant desires to enter into such negotiations with Landlord, Tenant shall provide written notice thereof (the "Negotiation Notice") to Landlord within ten (10) Business Days after Tenant's receipt of the Availability Notice; provided, however, that Tenant shall have the right to deliver a Negotiation Notice to Landlord only if (i) no Event of Default is occurring under this Lease, nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder, either at the time of Tenant's receipt of the Availability Notice or Tenant's delivery of the Negotiation Notice, and
(ii) Tenant has a Market Capitalization equal to or greater than One Billion Dollars ($1,000,000,000.00) (with respect to the first Adjacent Parcel which Tenant desires to lease) and One Billion Two Hundred Fifty Million Dollars ($1,250,000,000.00) (with respect to the second Adjacent Parcel which Tenant desires to lease) at the time of Tenant's receipt of the Availability Notice and Tenant's delivery of the Negotiation Notice. In the event Tenant delivers a Negotiation Notice to Landlord on a timely basis as provided herein, and subject to the satisfaction of the foregoing conditions precedent, then Landlord and Tenant shall promptly meet and attempt to negotiate the definitive terms of an Expansion Transaction and thereafter enter into a binding lease agreement encompassing such terms, said terms and said lease agreement to be acceptable to Landlord and Tenant, each in the exercise of its sole and absolute discretion. If Tenant fails to deliver a Negotiation Notice to Landlord in a timely manner as provided above, or if Tenant delivers such a Negotiation Notice and Landlord at any time thereafter determines that the parties will for any reason be unable to enter into an Expansion Agreement, then Tenant's rights under this

Section 7.34 shall lapse and shall thereafter forever be null and void and Landlord shall have the right to lease the Adjacent Parcels(s) to third parties on terms deemed acceptable to Landlord in its sole and absolute discretion.

     7.35 Delivery of Alternate Security. Tenant shall have the right during the
          ------------------------------
Term to request that Landlord return the Letter of Credit to Tenant and accept substitute security for the performance of Tenant's obligations under this Lease. Notwithstanding the foregoing, Tenant acknowledges that Landlord shall have the right, in its sole and absolute discretion, to accept or reject any such substitute security proposed by Tenant. Tenant further acknowledges and agrees that the delivery of the Letter of Credit to Landlord is a material component of the consideration to Landlord for the execution of this Lease, that Landlord would not enter into this Lease but for the delivery of the Letter of Credit, that Landlord shall have the right, in its unfettered discretion, to accept or refuse to accept any substitute security for any reason or no reason at all, and that Landlord shall have no obligation to return the Letter of Credit or any Letter of Credit Proceeds to Tenant except in accordance with the terms and provisions of Section 5.13. Nothing contained in this Section 7.35 shall limit the rights of Tenant to deliver a Security Deposit to Landlord pursuant to Section 5.14 above.

     7.36  Counterparts. This Lease may be signed in multiple counterparts, each
           ------------
of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     In witness whereof, the parties hereto have executed this Lease as of the day and year first above written.

                       Landlord:   HMS Gateway Office, L.P.,
                                   a Delaware limited partnership

                                   By: Hines Gateway Office, L.P.,
                                       General Partner

                                       By:  Hines Interests Limited Partnership,
                                            General Partner

                                            By: Hines Holdings, Inc.,
                                                General Partner


                                                   By: /S/ JAMES C. BUIE
                                                      ------------------
                                                      James C. Buie, Jr.
                                                   Executive Vice President


                       Tenant:   AllAdvantage.com,
                                 a California corporation


                                              By: /S/ JIM JORGENSEN
                                                  -----------------
                                                   Jim Jorgensen
                                                  Chief Executive Officer

                                  Exhibit A-1

                                  "Site Plan"

                                   [to come]

                                     A-1-1

                                  Exhibit A-2

                                   "Project"

     Lot 5C as shown on the Tentative Parcel Map filed with the City of South San Francisco in January, 2000.

                                     A-2-1

                                   Exhibit B

               Base Building Improvements Construction Agreement

     This exhibit, entitled "Base Building Improvements Construction Agreement", is and shall constitute Exhibit B to the Lease Agreement, dated as of January 21, 2000, by and between Landlord and Tenant (the "Lease"). The terms and conditions of this Exhibit B are hereby incorporated into and are made a part of the Lease.

     Subject to the terms and conditions set forth herein and in the Lease, Landlord shall cause construction of the Building in accordance with the procedures set forth below:

1.   Definitions

     (a) "801 Gateway Preliminary Specifications" shall mean those preliminary specifications for construction of the Base Building Improvements described on the attached Exhibit B-1.

     (b) "Base Building Improvements" shall mean a five (5) story building, containing approximately 135,000 square feet, all exterior surfaces, utilities, landscaping and parking, all in substantial compliance with those items listed on the 801 Gateway Preliminary Specifications and located substantially in accordance with the site plan attached to the Lease as Exhibit A-1.

     (c)  "Base Building Outside Date" is defined in Paragraph 4(b)(vii).

     (d)  "Base Building Plans and Specifications" is defined in Paragraph 2.

     (e) "Base Building Improvements Substantial Completion Date" means the date on which the Base Building Improvements have been Substantially Completed.

     (f)  "Base Building Trigger Date" is defined in Paragraph 4(b)(vi).

     (g) "Force Majeure Events" means strikes, embargoes, governmental regulations, acts of God, war, civil commotion or other strife, inability to obtain required materials (provided that the party who is unable to obtain such materials has attempted to obtain reasonable substitutes for such unavailable materials), and other events beyond the reasonable control of the party whose performance is affected thereby.

     (h)  "Foundation Termination Date" is defined in Paragraph 4(b)(iii).

     (i)  "Foundation Termination Notice Date" is defined in Paragraph
4(b)(iii).

     (j) "Initial Milestone" shall mean the completion of the Building foundation.

     (k)  "Initial Milestone Date" is defined in Paragraph 4(b)(i).

     (l) "Landlord's Architect" shall mean Hellmuth, Obata & Kassabaum or another architect selected by Landlord for the design of the Base Building Improvements.

                                      B-

     (m) "Landlord's Contractor" shall mean a licensed general contractor selected by Landlord for the construction of the Base Building Improvements.

     (n) "Rent Commencement Date" shall have the meaning set forth in the Lease.

     (o) "Secondary Milestone" shall mean the completion of the Building structural framing system (specifically excluding the pouring of the slab and concrete decks within the Building).

     (p)  "Secondary Milestone Date" is defined in Paragraph 4(b)(i).

     (q) "Specified CD-Check Set Sheets" means the following sheets contained in the 801 Gateway CD-Check Set prepared or assembled by Landlord's Architect, dated January 17, 2000: Sheet 2.1-0 ("Site Plan"), Sheet 2.1-1 ("Grading Plan - Area `A'"), Sheet 2.5-1 ("Planting Plan - Area `A'"), Sheet 3.2-2 ("Office Second Floor Framing Plan"), Sheet 3.2-22 ("Garage Second Level Framing Plan"), Sheet 4.2-1 ("Floor Plan - Ground Level"), Sheet 4.2-2 ("Floor Plan - Level 2-5"), Sheet 4.2-3 ("Roof Plan"), Sheet 4.2-20 ("Floor Plan - Garage Lower Level"), Sheet 4.2-21 ("Floor Plan - Garage Ground Level"), Sheet 4.2-22 ("Floor Plan -Second Level"), Sheet 4.2-23 ("Floor Plan - Third Level"), Sheet 4.5-1 ("North & East Elevations"), Sheet 4.5-2 ("South & West Elevation"), Sheet 4.5-20 ("South Elevations - Garage"), Sheet 4.5-21 ("North Elevations - Garage"), Sheet 4.7B-20 ("Building Sections - Garage"), and Sheet 4.7B-21 ("Building Sections -Garage").

     (r)  "Structural Termination Date" is defined in Paragraph 4(b)(iv).

     (s)  "Structural Termination Notice Date" is defined in Paragraph 4(b)(iv).

     (t) "Substantial Completion" and "Substantially Completed" shall mean, and the Base Building Improvements shall be deemed "Substantially Complete" when (i) Landlord has received electrical, plumbing, mechanical, and fire prevention final approval from the City of South San Francisco, (ii) Tenant has direct access to the elevator lobby on the floors where the Leased Premises are located, and (iii) Basic Services are available to the Leased Premises. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" or similar corrective work.

     (u)  "Tenant Improvements Allowance" is defined in Exhibit C.

     (v)  "Tenant Improvements Loan" is defined in Exhibit C.

     (w)  "Tenant's Architect" is defined in Exhibit C.

     Capitalized terms not otherwise defined in this Exhibit B shall have the meanings ascribed to them in the Lease.

2.   Base Building Plans and Specifications

     At Landlord's sole cost and expense, Landlord's Architect shall prepare plans and specifications for the Base Building Improvements substantially in accordance with the

                                      B-

801 Gateway Preliminary Specifications (the "Base Building Plans and Specifications"). Landlord shall not cause the Base Building Plans and Specifications to materially deviate from the specifications shown in the Specified CD-Check Set Sheets without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed. In the event Tenant fails to respond within five (5) days following Landlord's request for consent of any such material deviation, Tenant shall be conclusively deemed to have given its consent to the matter submitted by Landlord. Notwithstanding the foregoing, Landlord may without the written consent of Tenant change the Base Building Plans and Specifications as may be required by any governmental agency or as necessary to comply with any governmental requirements or to address structural or unanticipated field conditions or which, in the reasonable discretion of Landlord, will not have a material effect on Tenant's use of the Premises or a material effect on the aesthetic appearance or impression relating to the Base Building Improvements.

3.   Construction

     The Base Building Improvements shall be constructed, without cost or expense to Tenant, by Landlord's Contractor substantially in accordance with the Base Building Plans and Specifications, as the same may be amended or modified from time to time by Landlord, subject to the provisions of Paragraph 2 above.

4.   General

     (a) Failure to Obtain Building Permits. Landlord and Tenant acknowledge that construction of the Base Building Improvements and all matters relating thereto are subject to Landlord obtaining all necessary governmental permits, authorizations and approvals therefor. Landlord shall use commercially reasonable efforts to obtain such permits; however, if Landlord is unable to obtain the building permit required for the commencement of construction of Base Building Improvements by May 15, 2000, either party shall have the right to terminate the Lease by delivering written notice of termination to the other party on or before May 25, 2000. If written notice of termination is given in a timely manner, the Lease shall immediately terminate, except for any obligations which by their terms survive the termination or earlier expiration of the Lease. Notwithstanding anything herein to the contrary, Landlord shall not be liable to Tenant for any loss or damage resulting from any delay in constructing or developing the Base Building Improvements, nor shall such failure affect the obligations of Tenant under the Lease, except as otherwise expressly set forth in Paragraph 4(b) below.

     (b) Consequences of Failure to Meet Construction Timetable. In the event Landlord fails to perform the construction tasks set forth below within the time periods described in this Section 4(b), then Tenant shall have the rights set forth in clauses (i) through (v) below, which rights shall be exclusive and shall be Tenant's sole and absolute rights and remedies for such failure:

          (i) In the event Landlord fails to perform the Initial Milestone on or before July 15, 2000 (the "Initial Milestone Date") and/or the Secondary Milestone on or before September 18, 2000 (the "Secondary Milestone Date") for reasons other than Tenant Delays and Force Majeure Events, and if as a result thereof Tenant's Contractor is prevented from substantially completing the Tenant Improvements on or before December 15, 2000, then and

                                      B-
only then the Rent Commencement Date shall be delayed beyond December 15, 2000 by one (1) day for each day of delay caused by Landlord's failure to complete the applicable Milestone(s) on or before the aforesaid dates (but in no event longer than the actual number of days Tenant's Contractor is prevented from substantially completing the Tenant Improvements).

          (ii) Notwithstanding the terms of Paragraph 4(b)(i) above, (1) if Landlord is delayed in completing the Initial Milestone on or before the Initial Milestone Date and/or the Secondary Milestone on or before the Secondary Milestone Date due to Tenant Delays, the Initial Milestone Date or the Secondary Milestone Date, as appropriate, shall be extended for a period equal to the length of the delay caused by such Tenant Delays, but the Rent Commencement Date shall not be extended beyond December 15, 2000, and (2) if Landlord is delayed in completing the Initial Milestone on or before the Initial Milestone Date and/or the Secondary Milestone on or before the Secondary Milestone Date due to Force Majeure Events, the Initial Milestone Date or the Secondary Milestone Date, as appropriate, and the Rent Commencement Date shall each be extended by one (1) day for each day of delay caused by such Force Majeure Events (but in no event shall the Rent Commencement Date be delayed longer than the actual number of days Tenant's Contractor is prevented from substantially completing the Tenant Improvements). Tenant acknowledges that the length of any Tenant Delay or Force Majeure Event is to be measured by the duration of the delay in completing the Initial Milestone and/or the Secondary Milestone, as applicable, caused by the event or conduct constituting the Tenant Delay or the Force Majeure Event, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes.

          (iii)In the event Landlord fails to perform the Initial Milestone on or before the Foundation Termination Date (as hereinafter defined), then Tenant shall have the right to terminate this Lease by delivering written notice of termination to Landlord not later than the Foundation Termination Notice Date (as hereinafter defined). If Tenant fails to deliver a termination notice to Landlord in a timely manner as provided herein, then Tenant shall be deemed to have waived its right to terminate this Lease under this Paragraph 4(b)(iii) and this Lease shall continue in full force and effect. As used herein, "Foundation Termination Date" means August 23, 2000 and "Foundation Termination Notice Date" means August 31, 2000; provided, however, that if Landlord is delayed in completing the Initial Milestone on or before the Foundation Termination Date due to Tenant Delays or Force Majeure Events, the Foundation Termination Date and the Foundation Termination Notice Date shall each be extended for a period equal to the length of such delay. Tenant acknowledges that the length of any Tenant Delay or Force Majeure Event is to be measured by the duration of the delay in completing the Initial Milestone caused by the event or conduct constituting the Tenant Delay or the Force Majeure Event, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes.

          (iv) In the event Landlord fails to perform the Second Milestone on or before the Structural Termination Date (as hereinafter defined), then Landlord and Tenant shall each have the right to terminate this Lease by delivering written notice of termination to the other party not later than the Structural Termination Notice Date (as hereinafter defined). If neither party delivers a termination notice to the other in a timely manner as provided herein, then the parties shall be deemed to have waived their respective rights to terminate this Lease under this Paragraph 4(b)(iv) and this Lease shall continue in full force and effect. As used herein,

                                      B-

(A) "Structural Termination Date" means April 15, 2001; provided, however, that if Landlord is delayed in completing the Second Milestone on or before the Structural Termination Date due to Tenant Delays, then Landlord's right to terminate this Lease pursuant to this Paragraph 4(b)(iv) shall not be affected or delayed, but solely with respect to Tenant's right to terminate this Lease under this Paragraph 4(b)(iv), the Structural Termination Date shall be extended for a period equal to the length of such delay; and (B) "Structural Termination Notice Date" shall mean April 25, 2001; provided, however, that if the Structural Termination Date is extended with respect to Tenant in accordance with the foregoing proviso, then the Structural Termination Notice Date shall be extended with respect to Landlord and Tenant to the date that is ten (10) days after the Structural Termination Date, as so extended. Tenant acknowledges that the length of any Tenant Delay is to be measured by the duration of the delay in completing the Second Milestone caused by the event or conduct constituting the Tenant Delay, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes.

          (v) If Landlord fails to Substantially Complete the Base Building Improvements on or before the Rent Commencement Date for reasons other than Tenant Delays, then and only then the Rent Commencement Date shall be delayed by one (1) day for each day that Landlord so delays in Substantially Completing the Base Building Improvements. Tenant acknowledges that the length of any Tenant Delay is to be measured by the duration of the delay in Substantially Completing the Base Building Improvements caused by the event or conduct constituting the Tenant Delay, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes.

          (vi) If Landlord fails to Substantially Complete the Base Building Improvements on or before the Base Building Trigger Date (as hereinafter defined) for reasons other than Tenant Delays or Force Majeure Events, then and only then the Rent Commencement Date shall be delayed beyond the Base Building Trigger Date by one and one-half (1 1/2) days for each day that Landlord so delays in Substantially Completing the Base Building Improvements beyond the Base Building Trigger Date. As used herein, "Base Building Trigger Date" means January 15, 2001; provided, however, that if Landlord is delayed in Substantially Completing the Base Building Improvements due to Tenant Delays or Force Majeure Events, the Base Building Trigger Date shall be extended for a period equal to the length of such delay. Tenant acknowledges that the length of any Tenant Delay or Force Majeure Event is to be measured by the duration of the delay in Substantially Completing the Base Building Improvements caused by the event or conduct constituting the Tenant Delay or the Force Majeure Event, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes.

          (vii)If Landlord fails to Substantially Complete the Base Building Improvements on or before the Base Building Outside Date (as hereinafter defined) for reasons other than Tenant Delays or Force Majeure Events, then and only then the Rent Commencement Date shall be delayed beyond the Base Building Outside Date by two (2) days for each day that Landlord so delays in Substantially Completing the Base Building Improvements beyond the Base Building Outside Date. As used herein, "Base Building Outside Date" means February 15, 2001; provided, however, that if Landlord is delayed in Substantially Completing the Base Building Improvements due to Tenant Delays or Force Majeure Events, the Base Building Outside Date shall be extended for a period equal to the length of such delay. Tenant

                                      B-
acknowledges that the length of any Tenant Delay or Force Majeure Event is to be measured by the duration of the delay in Substantially Completing the Base Building Improvements caused by the event or conduct constituting the Tenant Delay or the Force Majeure Event, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes.

          (viii) Notwithstanding anything to the contrary contained in this Exhibit B, if the Tenant Improvements Substantial Completion Date has not occurred on or before the Rent Commencement Date solely due to Force Majeure Events, then and only then the Rent Commencement Date shall be delayed by one
(1) day for each day that the Tenant Improvements Substantial Completion Date is so delayed; provided, however, that in no event shall the Rent Commencement Date be delayed pursuant to this Section 4(b)(viii) beyond April 14, 2001, and Tenant's obligation to pay Rent under the Lease shall commence on April 15, 2001 irrespective of any such Force Majeure Event. Landlord acknowledges that the length of any such delay is to be measured by the duration of the delay in the Tenant Improvements Substantial Completion Date caused by the Force Majeure Event, which may exceed the duration of such Force Majeure Event due to the necessity of rescheduling work or other causes.

                                      B-

                                  Exhibit B-1

                        Preliminary Specifications for
                          Base Building Improvements

     The base building shall be constructed per all governmental codes by Landlord for Tenant, including, but not limited to, the following:

Structure/Envelope

 .    Concrete foundation to be reinforced grade beams with spread footings or other system as specified by geotechnical and engineering consultants.

 .    Ground floor to be concrete slab on grade, minimum thickness 5, or as required by geotechnical and engineering consultants.

 .    Elevated floors to be constructed of vented metal deck with reinforced concrete that meets fire code requirements.

 .    Building structural framing to consist of steel "braced frame" with beams and columns constructed structural rolled shapes.

 .    Non-bearing exterior facade consisting of EIFS or GFRC with decorative metal panels. An exterior containing a minimum average of 40% glass of ribbon or punched opening windows with high performance glass.

 .    Floor system designed with minimum live load capacity of 50 psf and dead load capacity of 20 psf. Select central core areas to have increased floor loading capacity of 100 psf.

 .    Roof live load to be 20 psf except where mechanical loads are imposed.

 .    Floor to floor heights to be approximately 15-0.

 .    Base building roof drains and drain lines with connection to site storm drain system.

 .    Surface and/or structured parking adjacent to premises as required to provide tenant with 3.0 spaces per 1,000 rentable square feet.

 .    Roof screens up to 11-0 in height above the roof as required by City of
     South San Francisco.

 .    Roofing membrane to be a built-up roof over rigid insulation on top of metal roof deck construction.

 .    Two internal fire rated stairways serving all floors. One stairway to continue to roof via a ship ladder. Security system for access between floors to be provided by Tenant.

                                     B-1-

 .    One complete and finished base building male and female restroom at each floor. Finishes to include stone countertops, ceramic tile walls and floors. Accessible showers located on first floor.

 .    Fire proofing of building structure, as required, per building code.

 .    Fire safing between floors to maintain code required separations.

 .    Perimeter walls and roof insulation per Title 24 requirements.

Electrical

 .    4,000 amp 277/480 volt, 3-phase electric service and transformer with underground electrical to main base building switch and meter section.

 .    Switchgear as required to service base building systems, parking structure, site lighting and irrigation.

 .    Emergency generator for base building life safety systems. Conduit provided for Tenant exterior generator adjacent to base building generator.

 .    Vertical electrical service distribution to each floor to be provided via busways. Horizontal switchgear and distribution by Tenant.

Mechanical

 .    Rooftop mounted heating, ventilation and air conditioning systems with vertical distribution provided to each floor but exclusive of horizontal distribution and control equipment.

 .    Domestic water, sanitary sewer, plumbing vent and exhaust systems provided at each floors restroom core.

 .    Base building domestic water service with meters, backflow preventers and check assembly located per California Water Service requirements.

 .    Base building sanitary sewer line under ground floor slab.

 .    Complete base building light hazard automatic fire sprinkler system to meet
     NFPA standards (excluding tenant branch lines and drops to suspended ceilings).

Miscellaneous

 .    Two elevators. One passenger car and one "swing" car for passenger and freight service.

 .    Base building fire and life safety systems shall meet all applicable codes and capable of being extended beyond the core to accommodate tenant improvements.

 .    Base building security systems to provide for after hours access and controls at ground floor exterior lobby doors.

                                     B-1-
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 .    Two (2), 4 underground telephone/data conduits from Gateway Blvd to base building main telecommunications room. Two 4 sleeves to be provided in each telephone room at each elevated floor.

 .    Loading area to be at grade.

 .    Landscaping, hardscapes and automatic irrigation systems, including control systems.

 .    One (1) monument sign at each main entrance along Gateway Boulevard identifying The Gateway North Campus and the building address.

 .    Controlled site lighting to provide a minimum of one (1) foot candle per square foot.

                                     B-1-

                                   Exhibit C

                  Tenant Improvements Construction Agreement


         This exhibit, entitled "Tenant Improvements Construction Agreement", is and shall constitute Exhibit C to the Lease Agreement, dated as of January 21, 2000, by and between Landlord and Tenant (the "Lease"). The terms and conditions of this Exhibit C are hereby incorporated into and are made a part of the Lease.

         Subject to the terms and conditions set forth herein and in the Lease, Landlord shall allow the construction or installation of the improvements in the interior of the Leased Premises in accordance with the procedures set forth below:

1.       Definitions

         (a) "Approved Contractors" shall have the meaning set forth within the definition of "Tenant's Contractor."

         (b)   "Base Building Improvements" is defined in Exhibit B to the
Lease.

         (c)   "Construction Payment" is defined in Paragraph 8(a).

         (d)   "Construction Schedule" is defined in Paragraph 11(a).

         (e) "Landlord's Contractor" shall mean the general contractor retained by Landlord pursuant to Exhibit B to the Lease.

         (f) "Preliminary Ground Floor Plans" shall mean Sheet 4.2-1 ("Floor Plan -Ground Level") contained in the 801 Gateway CD-Check Set prepared or assembled by Landlord's Architect, dated January 17, 2000.

         (g)   "Review Fee" is defined in Paragraph 3(e).

         (h)   "Target Dates" is defined in Paragraph 11(a).

         (i)   "Tenant Delays" is defined in Paragraph 10.

         (j) "Tenant Improvements" shall mean all improvements made to the Leased Premises other than the Base Building Improvements, which Tenant Improvements shall be furnished and installed in the Leased Premises in accordance with the Construction Documents. Without limiting the generality of the foregoing, the Tenant Improvements shall include and Tenant shall be responsible for the installation of any upgrades to Base Building Improvements.

         (k)   "Tenant Improvements Allowance" is defined in Paragraph 9(a).

         (l) "Tenant Improvements Cost" shall mean all costs associated with the design and construction of the Tenant Improvements, including, without limitation, all building permit fees, payments to design consultants for services and disbursements, all preparatory work, premiums for insurance and bonds, general conditions, such inspection fees as Landlord may incur,

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reimbursement to Landlord for permit and other fees Landlord may incur that are fairly attributable to the Tenant Improvements work and the cost of installing any additional electrical capacity or telecommunications capacity required by Tenant.

     (m)  "Tenant Improvements Loan" is defined in Paragraph 9(b).

     (n) "Tenant Improvements Substantial Completion Date" is defined in Paragraph 6.

     (o) "Tenant's Architect" shall mean SMP/SHG Incorporated or another California licensed architect selected by Tenant and approved by Landlord.

     (p) "Tenant's Construction Manager" shall be Grubb & Ellis Management Services or another construction manager approved by Landlord.

     (q) "Tenant's Contractor" shall mean the general contractor retained by Tenant and approved by Landlord for the construction of the Tenant Improvements. Landlord hereby approves the following general contractors for the construction of the Tenant Improvements: Dinwiddie Hathaway; Rudolph & Sletten; South Bay; Swinerton & Walberg; and Turner Whiting Turner (collectively, the "Approved Contractors"). Tenant shall have the right to retain any one of the Approved Contractors as "Tenant's Contractor" without further approval from Landlord.

     (r)  "Tenant's Representative" is defined in Paragraph 7.

     Capitalized terms not otherwise defined in this Exhibit C shall have the meanings ascribed to them in the Lease.

2.   Tenant's Architect, Engineers and Contractors

     Tenant shall select architects, engineers and contractors from a list of approved architects, engineers and contractors to be provided to Tenant by Landlord. In the event that Tenant desires to use an architect, engineer or contractor not on the list provided by Landlord, Tenant may request the consent of Landlord to the use of such architect, engineer or contractor, which consent may be given or withheld in Landlord's reasonable discretion. Notwithstanding the foregoing, Tenant shall retain Middlebrook + Louie as the structural engineer and Flack & Kurtz Consulting Engineers, LLP as the mechanical, electrical and plumbing engineer for the construction of the Tenant Improvements. The cost of preparing all plans and specifications for the Tenant Improvements (including, without limitation, the Conceptual/Space Plans referred to in Paragraph 3(a) of this Exhibit C and the Construction Documents referred to in Paragraph 3(c)(i) of this Exhibit C), and the cost of preparing any change thereto shall be paid by Tenant, although Tenant may apply the Tenant Improvements Allowance and the Tenant Improvements Loan to the payment of such costs in accordance with the provisions of Paragraphs 9(a) and (b) of this Exhibit C.

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3.   Submittal of Base Building Improvements Backgrounds, Conceptual/Space Plans
     and Construction Documents

     (a) Submittal of Base Building Improvements Backgrounds. Not later than February 10, 2000, Landlord shall provide to Tenant on electronic media backgrounds of the Base Building Improvements for floors 1 through 5 of the Building.

     (b) Submittal of Conceptual/Space Plans. Not later than March 15, 2000 (the "Conceptual/Space Plans Submittal Date"), Tenant shall submit to Landlord architectural plans, reflected ceiling plans, furniture layout and power signal plans (collectively, "Conceptual/Space Plans") prepared by Tenant's Architect for the Tenant Improvements. Tenant's Conceptual/Space Plans and Construction Documents for the ground floor of the Building shall be consistent with the Preliminary Ground Floor Plans. Tenant's Conceptual/Space Plans shall be for the general information of Landlord, but receipt of such Conceptual/Space Plans by Landlord shall not constitute an approval by Landlord of the design or specifications shown thereon. Landlord shall, within five (5) Business Days following receipt of such plans from Tenant, review, comment on and return the Conceptual/Space Plans to Tenant, marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit." Landlord shall have the right to review the Conceptual/Space Plans in its reasonable discretion; provided, however, that Landlord shall have the right to approve, in its sole and absolute discretion, any improvements proposed by Tenant which affect the structural components of the Building or the Building's mechanical, electrical, plumbing, HVAC or life safety systems. If the Conceptual/Space Plans are returned to Tenant marked "Approved," the Conceptual/Space Plans shall be deemed approved by Landlord and the procedure set forth in Paragraph 3(c)(i) below shall be followed. If the Conceptual/Space Plans are returned to Tenant marked "Approved as Noted," the Conceptual/Space Plans so submitted shall be deemed approved by Landlord and the procedure set forth in Paragraph 3(c)(i) below shall be followed; provided, however, that in preparing the Construction Documents, Tenant shall cause Tenant's Architect to incorporate Landlord's noted items into the Construction Documents. If the Conceptual/Space Plans are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause such plans to be revised, taking into account the reasons for Landlord's disapproval, and shall resubmit revised plans to Landlord for review within five (5) days after return of the Conceptual/Space Plans to Tenant by Landlord. The same procedure shall be repeated until Landlord fully approves the Conceptual/Space Plans.

     (c)  Submittal of Construction Documents.

          (i) Following the approval by Landlord of the Conceptual/Space Plans, and in any event not later than July 15, 2000 (the "Construction Documents Submittal Date"), Tenant shall deliver to Landlord one (1) set of reproducible sepia and three (3) sets of blue-lined prints wet signed and stamped by Tenant's Architect of detailed drawings and specifications, including, without limitation, full architectural plans, full electrical, mechanical and plumbing plans, furniture plans, life safety plans and additional documents as required by the City of South San Francisco for permitting and construction of the Tenant Improvements (collectively, the "Construction Documents"). If the draft of the Construction Documents was prepared on a computer-assisted design ("CAD") system, Tenant shall also deliver to Landlord a diskette containing the Construction Documents in the AutoCAD format. Landlord shall, within ten (10)

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Business Days following receipt of such Construction Documents from Tenant, return to Tenant one (1) sepia set of the Construction Documents marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit." Landlord shall have the right to review the Construction Documents in its reasonable discretion; provided, however, that Landlord shall have the right to approve, in its sole and absolute discretion, any improvements proposed by Tenant which affect the structural components of the Building or the Building's mechanical, electrical, plumbing, HVAC or life safety systems. If the Construction Documents are returned to Tenant marked "Approved," the Construction Documents, as so submitted, shall be deemed approved by Landlord. If the Construction Documents are returned to Tenant marked "Approved as Noted," the draft of the Construction Documents shall be deemed approved by Landlord; provided, however, that in preparing the final approved Construction Documents, Tenant shall cause Tenant's Architect to incorporate Landlord's noted items into the Construction Documents. If the Construction Documents are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause such Construction Documents to be revised, taking into account the reasons for Landlord's disapproval and shall resubmit revised plans to Landlord for review. The same procedure shall be repeated until Landlord fully approves the Construction Documents. The Construction Documents shall be consistent with, and a logical extension of, the Conceptual/Space Plans approved by Landlord in accordance with Paragraph 3(a) of this Exhibit C. Tenant shall be solely responsible for: (A) the completeness of the Construction Documents; (B) the conformity of the Construction Documents with the physical conditions in the Building and the Leased Premises; (C) the compatibility of the Construction Documents with the shell or the core or the mechanical, plumbing, life safety or electrical systems of the Building (including obtaining, at Tenant's sole cost and expense, mechanical and electrical drawings from Flack & Kurtz Consulting ENGINEERS, LLP); and (D) the compliance of the Construction Documents with all applicable Laws, including, without limitation, the Americans With Disabilities Act. When the Construction Documents are approved by Landlord and Tenant, they shall be acknowledged as such by Landlord and Tenant signing each sheet of the Construction Documents. Tenant shall cause Tenant's Architect to deliver to Landlord the number of copies of the Construction Documents which Landlord may request. In addition, if the Construction Documents were prepared on a computer-assisted design ("CAD") system, Tenant shall also deliver to Landlord a diskette containing the approved Construction Documents in the AutoCAD format.

          (ii) Landlord shall, concurrently with its review and approval of the Construction Documents, advise Tenant whether or not any or all of the Tenant Extra Improvements shall be required to be removed at the expiration or termination of the Term; provided, however, that in no event shall Tenant be required to remove any Tenant Extra Improvements that are consistent with general office uses commonly found in class "A" office properties owned by Landlord, as reasonably determined by Landlord. If Landlord fails to so advise Tenant regarding whether or not any proposed Tenant Extra Improvements must be removed at the expiration or termination of this Lease, then Tenant shall be required to remove such Tenant Extra Improvements upon such expiration or termination date.

     (d) Landlord's Review Responsibilities. Tenant acknowledges and agrees that Landlord's review and approval, if granted, of all Conceptual/Space Plans and Construction Documents is solely for the benefit of Landlord and to protect the interests of Landlord in the Building and the Leased Premises, and Landlord shall not be the guarantor of, nor in any way or

                                      C-
to any extent responsible for, the correctness or accuracy of any Conceptual/Space Plans or Construction Documents or of the compliance of the Conceptual/Space Plans or Construction Documents with applicable Laws or of the conformance or compatibility of the Conceptual/Space Plans or Construction Documents with physical conditions in the Building or Leased Premises or with the shell or the core or the mechanical, plumbing, life safety or electrical systems of the Building. Tenant shall require and be solely responsible for insuring that its architects, engineers and contractors verify all physical conditions in the Building, insofar as they are relevant to, or may affect, the design and construction of the Tenant Improvements, and Landlord shall have no liability to Tenant for any inaccuracy or incorrectness in any of the information supplied by Landlord with regard to physical conditions. Tenant shall be solely responsible for, and Landlord specifically reserves the right to require Tenant to make at any time and from time to time during the construction of the Tenant Improvements, any changes to the Conceptual/Space Plans and Construction Documents necessary to obtain any governmental permits, authorizations and approvals or to comply with all applicable Laws or to achieve the compatibility, as reasonably determined by Landlord, of the Conceptual/Space Plans and Construction Documents with the shell and the core and the mechanical, plumbing, life safety and electrical systems of the Building and any third-party warranties.

     (e) Landlord's Review Fee. Landlord shall receive a fee (the "Review Fee") of Twenty Seven Thousand Dollars ($27,000.00) (viz., $0.20 per rentable square foot) for reviewing the Conceptual/Space Plans and the Construction Documents and assisting with the obtaining of governmental permits, authorizations and approvals for the Tenant Improvements. Landlord may debit the Tenant Improvements Allowance and/or the Tenant Improvements Loan to pay such fee.

4.   Pricing the Work

     (a) Upon completion of the Construction Documents for the Tenant Improvements, Tenant shall cause Tenant's Contractor to furnish Tenant and Landlord with an estimate of the cost of the Tenant Improvements as shown on the Construction Documents.

     (b) On or before the Tenant Improvements Construction Date, Tenant shall deposit the Construction Payment with Landlord for payment in accordance with Paragraph 8. Landlord shall not authorize construction of the Tenant Improvements to commence until Landlord has received the Construction Payment.

5.   Tenant Improvements Construction

     (a) Tenant shall cause Tenant's Contractor to construct and install all Tenant Improvements in the Leased Premises in accordance with the Construction Documents and all Laws. Tenant shall engage Tenant's Construction Manager to coordinate and supervise all aspects of the construction of the Tenant Improvements. Tenant shall be solely responsible for the fees and costs of Tenant's Construction Manager. Landlord shall have no obligation to Tenant for defects in design, workmanship or materials in connection with the Tenant Improvements. Any changes to the approved Construction Documents shall require the written approval of Landlord and Tenant. All such changes must be evidenced by a written change order executed by Landlord and Tenant or their respective representatives describing the change

                                      C-
required in the Construction Documents, and the cost of such changes shall be paid in accordance with the terms of this Exhibit C.

     (b) From and after the completion by Landlord of the Second Milestone, Landlord's Contractor and Tenant's Contractor will jointly occupy the Building in order to complete the construction of the key components of the Base Building Improvements and the Tenant Improvements, as the case may be, on or before the applicable Target Dates set forth in the Construction Schedule. Landlord and Tenant shall each be responsible for ensuring that their respective contractors coordinate their efforts in order that Landlord and Tenant may meet their respective Target Dates contained in the Construction Schedule. Notwithstanding the foregoing, in the event of any scheduling conflicts between Landlord's Contractor and Tenant's Contractor, Landlord's Contractor shall have priority with respect to any work that, in the reasonable discretion of Landlord's Contractor, needs to be completed prior to the applicable portion of Tenant's work. Subject to the foregoing, Tenant shall cause Tenant's Contractor to construct the Tenant Improvements in a manner designed to avoid interference with the construction of the Base Building Improvements, and Tenant's work of installation shall be handled in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the work of Landlord's contractors. No portion of the work to be performed by Landlord's Contractor shall be dependent upon completion of any work of construction or installation to be performed by Tenant. Tenant's contractors, subcontractors and materialmen shall be subject to prior approval by Landlord and shall be subject to the administrative supervision of Landlord or Landlord's general contractor and rules of the site. Contractors, subcontractors and materialmen engaged by Tenant shall take the necessary steps to insure, so far as may be possible, the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. In the event that Tenant's contractors or subcontractors do not promptly cause any pickets to be withdrawn and all other disruptions to the operations of the Building promptly to cease, or in the event that Landlord notifies Tenant that Landlord has in good faith concluded that picketing or other disruptive activities are an imminent threat, Tenant shall immediately cause the withdrawal from the job of all its contractors, subcontractors or materialmen involved in the dispute. In the event Landlord's Contractor is delayed by the actions or inaction of Tenant's contractors, subcontractors or materialmen, Tenant shall be obligated to pay any additional costs and expenses incurred by Landlord in connection therewith.

     (c) Subject to Paragraph 5(b) above, Landlord shall provide access and entry to the Leased Premises to Tenant's contractors at times consistent with Landlord's schedule for the work subject to all the terms and conditions of the Lease and this Exhibit C. Upon and following any entry into the Leased Premises by Tenant's contractors prior to the commencement of its Term, Tenant's contractors shall perform all of the obligations of Tenant applicable under the Lease during the Term (except the obligation to pay Base Rent and Additional
Rent), including, without limitation, obligations pertaining to insurance, indemnity, compliance with laws, and hazardous materials. In addition to the indemnity obligations of Tenant under the Lease, Tenant shall indemnify, defend and protect Landlord and hold Landlord harmless of and from any and all claims, proceedings, loss, cost, damage, causes of action, liabilities, injury or expense arising out of or related to claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the presence in the Leased Premises or the Project of Tenant's contractors or representatives or the activities of Tenant or its contractors or representatives in or about the Leased Premises or Project during the construction period, such

                                      C-
indemnity to include, but without limitation, the obligation to provide all costs of defense against any such claims. This indemnity shall survive the expiration or sooner termination of the Lease.

     (d) In addition to and without limitation on the requirements set forth in the Lease, Tenant shall ensure that Tenant's Contractor and all subcontractors and materialmen procure and maintain in full force and effect during the course of construction all worker's compensation insurance required by Law and a "broad form" commercial general liability and property damage policy of insurance naming, Landlord, Tenant and Landlord's lenders as additional insureds. The minimum limit of coverage of the aforesaid commercial general liability policy shall be in the amount of not less than Five Million Dollars ($5,000,000) for injury or death of one person in any one accident or occurrence and in the amount of not less than Five Million Dollars ($5,000,000) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000).

6.   Obligation of Tenant To Provide As-Built Plans

     Within thirty (30) day after the Tenant Improvements Substantial Completion Date, Tenant shall cause Tenant's Architect to provide Landlord with a complete set of plans on Mylar and specifications reflecting the actual conditions of the Tenant Improvements as constructed in the Leased Premises, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes. For purposes of this Lease, "Tenant Improvements Substantial Completion Date" shall mean the date on which the Tenant Improvements have been substantially completed in accordance with the Construction Documents, subject only to items of a "punch-list" nature which do not affect the use or functionality of the Leased Premises.

7.   Designation of Tenant's Representative

     Tenant hereby designates Jamin Seid as its representative ("Tenant's Representative") in connection with the design and construction of the Tenant Improvements, and Landlord shall be entitled to rely upon the decisions and agreements made by Tenant's Representative as binding upon Tenant. Tenant shall have the right from time to time to designate a new or replacement Tenant's Representative, subject to reasonable advance notice to Landlord.

8.   Tenant Payments

     (a) On or before the Tenant Improvements Construction Commencement Date, Tenant shall deposit with Landlord, for payment in accordance with this Paragraph 8(a), an amount (the "Construction Payment") equal to the difference between the Tenant Improvements Allowance and the Tenant Improvements Cost. Landlord shall not authorize construction of the Tenant Improvements to commence until Landlord has received the Construction Payment. Landlord shall make progress payments on a pro rata basis from the Tenant Improvements Allowance and the Construction Payment (in the proportion that the Tenant Improvements Allowance and the Construction Payment bear to the Tenant Improvements Cost) from time to time as the Tenant Improvements are constructed, subject to a reasonable retention as required

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

by landlord, Notwithstanding the foregoing, (i) prior to the making of any disbursement hereunder, Landlord shall have the right to inspect the improvements for which the applicable disbursement is requested to confirm that the improvements have been constructed in accordance with the approved Construction Documents, all Laws and the terms of this Exhibit C; and (ii) Landlord shall not be required to make any progress payment until such time as Landlord receives from Tenant an unconditional lien waiver duly executed by Tenant's Contractor as to the previous progress payment and a conditional lien waiver for the progress payment then due. All lien waivers shall comply with California law regarding materialmen's and mechanics' liens. If for any reason the Construction Payment, together with the Tenant Improvements Allowance, is not adequate to fully pay the Tenant Improvement Cost, Tenant shall pay to Landlord within ten (10) days after billing by Landlord such additional amounts required. Statements or invoices may be rendered by Landlord during the progress of the work so as to enable Landlord to pay all contractors, subcontractors, architects and engineers without advancing Landlord's funds (other than the Tenant Improvements Allowance) to pay the cost of Tenant Improvements. Landlord shall be entitled to suspend or terminate construction of the Tenant Improvements and to declare Tenant in default in accordance with the terms of the Lease if payment by Tenant of any amounts required to be paid by Tenant under this Paragraph 8(a) are not received when due.

     (b) Notwithstanding the terms of Paragraph 8(a) above, Landlord shall waive Tenant's obligation to deposit the Construction Payment with Landlord prior to the commencement of Tenant Improvements if Tenant demonstrates to Landlord's sole and absolute discretion that (i) Tenant is in possession of the funds required to pay the Tenant Improvements Cost (less the Tenant Improvements Allowance), and (ii) all amounts required to be paid by Tenant hereunder toward the Tenant Improvements Cost shall be paid in full when due. Without limiting the foregoing, Landlord shall have the right to require that Tenant deposit the aforesaid funds in a bank account requiring dual signatures (including the signature of Landlord) or take other action to ensure that adequate funds shall at all times be available to pay all amounts required to be paid by Tenant hereunder when due. In the event Landlord waives Tenant's obligation to deposit the Construction Payment with Landlord in accordance with this Paragraph 8(b), then Landlord and Tenant shall make progress payments on a pro rata basis (in the proportion that the Tenant Improvements Allowance and the costs payable by Tenant bear to the Tenant Improvements Cost) from time to time as the Tenant Improvements are constructed, subject to a reasonable retention as required by Landlord and the requirements set forth in clauses (i) and (ii) of Paragraph 8(a).

9.   Tenant Improvements Allowance and Tenant Improvements Loan

     (a) Tenant Improvements Allowance. Landlord shall provide a total of up to Four Million Fifty Thousand Dollars ($4,050,000.00) (viz., $30.00 per rentable square foot) (the "Tenant Improvements Allowance"), as provided in this Paragraph 9(a), toward the payment of the Tenant Improvements Costs; provided, however, that not more than fifteen cents ($0.15) per square foot of the Tenant Improvements Allowance may be used to pay the fees of Tenant's Architect for the preparation of space plans. The Tenant Improvements Allowance shall be subject to adjustment upon the final determination of the Leased Premises square footage by Landlord's Architect. The obligation of Landlord to make any one or more payments pursuant to the provisions of this Paragraph 9(a) or to proceed with the construction of the Tenant Improvements shall be suspended without further act of the parties during any such time as there

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exists an event of default under the Lease or any event or condition which, with the passage of time or the giving of notice or both would constitute such an event of default. Nothing in this Paragraph 9(a) shall affect the obligations of Tenant under the Lease with respect to any alterations, additions and improvements within the Leased Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord hereto.

     (b) Tenant Improvements Loan. In addition to the Tenant Improvements Allowance, Landlord agrees to lend to Tenant in a single-disbursement up to Six Hundred Seventy Five Thousand Dollars ($675,000.00) (viz., $5.00 per rentable square foot) (the "Tenant Improvements Loan") to reimburse Tenant for amounts actually paid by Tenant to Landlord pursuant to Paragraph 8 above, but not to exceed the amount of the Construction Payment or, if Landlord waives the obligation of Tenant to make the Construction Payment in accordance with Paragraph 8(b), the actual amount paid by Tenant out of its own funds toward the Tenant Improvements Cost. The available principal amount of the Tenant Improvements Loan shall be subject to adjustment upon the final determination of the Leased Premises square footage by Landlord's Architect. The Tenant Improvements Loan shall be disbursed by Landlord following the completion of the Tenant Improvements and the submission by Tenant to Landlord of invoices, receipts, lien waivers and other documents requested by Landlord substantiating the Tenant Improvements Cost and the lien-free completion of the Tenant Improvements in accordance with all Laws. The Tenant Improvements Loan shall be repayable by Tenant to Landlord in substantially equal self-amortizing monthly installments over the initial Term of the Lease, together with interest on the balance outstanding from time to time from the date of disbursement at the rate of eleven percent (11%) per annum. Such installments shall be payable on the first day of each month concurrently with the payment of monthly Base Rent, and shall be deemed a part of the "Rent" hereunder for all purposes of this Lease. Promptly following the completion of the Tenant Improvements and the calculation of the actual Tenant Improvements Loan, Landlord and Tenant shall execute a Tenant Improvements Loan Amortization Memorandum in the form of Exhibit F hereto. Notwithstanding anything herein to the contrary, in the event the Lease shall terminate for any reason prior to the scheduled expiration thereof, the Tenant Improvements Loan and all accrued and unpaid interest thereon shall immediately become due and payable in full.

     (c) Restrictions on Use of Funds. Tenant understands and agrees that (i) no portion of the Tenant Improvements Allowance or the Tenant Improvements Loan shall be available to pay the cost of any Tenant Improvements that constitute furniture, equipment or trade fixtures or result in changes to the Base Building Improvements, and (ii) the Tenant Improvements Allowance and the Tenant Improvements Loan shall be available to pay the costs of Tenant's telecommunications and data infrastructure only with Landlord's prior written approval and after all other Tenant Improvements Costs have been fully paid.

     (d) Failure to Disburse Tenant Improvements Allowance and/or Tenant Improvements Loan. In the event Landlord fails to disburse the Tenant Improvements Allowance and/or the Tenant Improvements Loan when required in accordance with this Exhibit C, Tenant shall give written notice of such failure to Landlord and shall provide Landlord with a period of thirty (30) days to cure such default. If Landlord thereafter fails to make the required disbursement within such period, Tenant shall have the right to make such disbursement

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out of its own funds and to offset such amount actually paid against the Rent next coming due under the Lease.

10.  Tenant Delays

     If Landlord shall be delayed in completing the Base Building Improvements on or before the Rent Commencement Date as a result of:

     (a) Subject to compliance by Landlord with its obligations set forth in Paragraph 3(a) of Exhibit C, Tenant's failure to submit the initial Conceptual/Space Plans to Landlord on or before the Conceptual/Space Plans Submittal Date; or

     (b) Tenant's failure to submit the initial Construction Documents to Landlord on or before the Construction Documents Submittal Date; or

     (c) Tenant's change(s) in Construction Documents after approval of the Construction Documents by Landlord, provided that Tenant shall not change the Construction Documents without the prior written consent of Landlord, which consent shall not be unreasonably withheld unless such change could reasonably be expected to delay the Base Building Improvements Substantial Completion Date; or

     (d) Any changes initiated by reason of the disapproval of any Construction Documents or bids; or

     (e)  Tenant's failure to comply with the Construction Schedule; or

     (f) An event of default by Tenant under the Lease or the existence of any event or condition which, with the passage of time or the giving of notice or both would constitute such an event of default; or

     (g) Delays caused by Tenant or Tenant's Contractor, subcontractors or materialmen in construction,

(all of the foregoing being referred to herein collectively as "Tenant Delays"), then the Rent Commencement Date shall be the earlier of the Tenant Improvements Substantial Completion Date or the date that would have been the Tenant Improvements Substantial Completion Date if there had been no Tenant Delays. Tenant acknowledges that the length of any Tenant Delay is to be measured by the duration of the delay in the Base Building Improvements Substantial Completion Date or the Tenant Improvements Substantial Completion Date, as applicable, caused by the event or conduct constituting the Tenant Delay, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes.

11.  Preparation of Construction Schedule

     (a) Landlord and Tenant shall cooperate in good faith to prepare, on or before April 15, 2000, a schedule (the "Construction Schedule") of target dates (the "Target Dates") for the completion of key components of the Base Building Improvements and the Tenant Improvements, as agreed-upon by the parties hereto, each in the exercise of its reasonable discretion. In the event Landlord fails to complete any of the key components of the Base Building Improvements on or before the applicable Target Date(s) set forth on the Construction Schedule and if, as a result thereof, Tenant is delayed in completing any affected portion of the Tenant Improvements, then Landlord shall not be in default hereunder, but such delay by Tenant shall not be deemed a "Tenant Delay" for purposes of this Lease.

     (b) Landlord shall use its best reasonable efforts to complete the construction of the key components of the Base Building Improvements on or before the applicable Target Dates set forth in the Construction Schedule; provided, however, that Landlord shall not be required to pay overtime wages or expedited delivery costs, or to otherwise expend funds in excess of the amounts that would be paid by Landlord if the construction of the Base Building Improvements progressed on a normal basis, without delays or unusual or unforeseen circumstances, and in accordance with Landlord's original schedule therefor.

12.  General

     (a) The Tenant Improvements Allowance and the Tenant Improvements Loan shall be used by Tenant to construct Tenant Improvements in the entire Premises and may not be used to improve only a portion or portions of the Leased Premises.

     (b) Any failure by Tenant to pay any amounts due hereunder shall have the same effect under the Lease as a failure to pay Rent, and any failure by Tenant to perform any of its other obligations hereunder shall be subject to Section 7.08(b) of the Lease.

                                  EXHIBIT C-1

                 DEFINITION OF BUILDING STANDARD IMPROVEMENTS

For the purposes of the  definition  set forth in  Section  1.20 of the Lease,
               Building Standard Improvements would consist of:

A.   Partitions.
     ----------

     One (1) linear foot of ten (10) foot high partition per twelve (12) square feet of Net Rentable Area less Common Areas. Partitions to be constructed of 2 1/2 metal studs at 24 on center, gypsum wallboard both sides, level 5 finish with two coats of latex paint.

B.   Doors and Hardware.
     ------------------

     One (1) ten (10) foot high, solid core, plain sliced maple door with a clear anodized aluminum frame and polished chrome lever handle latch set hardware per three hundred (300) square feet of Net Rentable Area less Common Areas.

C.   Ceiling.
     -------

     Suspended metal "T-Bar" ceiling system with 24 x 24 x thick tegular-style mineral fiber acoustical ceiling throughout the Leased Premises.

D.   Lighting.
     --------

     One (1) 2 x 4 recessed fluorescent lighting fixture with anodized aluminum parabolic shaped louvers, including initial lamping, per seventy-five (75) square feet of Net Rentable Area less Common Areas. Common Areas on all office floors shall have lighting selected by Landlord.

E.   Electrical Outlets.
     ------------------

     One (1) duplex wall-mounted convenience outlet mounted at standard locations with white plastic cover plate for each one hundred twenty (120) square feet of Net Rentable Area less Common Areas.

F.   Telephone Outlets.
     -----------------

     One (1) telephone wall outlet mounted at standard locations for each two hundred ten (210) square feet of Net Rentable Area less Common Areas with pull wire through the partition.

G.   Floor Covering.
     --------------

     Direct glue down Broadloom carpet or a credit of $15.00 per square yard of carpeted area.

                                     C-1-

H.   Switch.
     ------

     One (1) dual light switch, rocker type, mounted at standard locations with white plastic cover plate for each three hundred (300) square feet of Net Rentable Area less Common Areas.

I.   Window Covering.
     ---------------

     Horizontal aluminum one-inch-slat blinds for exterior windows.

J.   Life Safety Systems.
     -------------------

     Rapid Response fire sprinkler heads to conform with typical Tenant partition layout, utilizing the Building Standard partition and lighting, for light hazard occupancy design criteria. Manual fire alarm pull stations, exit lights, and audible fire alarm speakers shall be provided at the Building stair doors and elevator lobbies.

K.   HVAC.
     ----

     The HVAC system for the Leased Premises to suit normal general office space utilizing the Building Standard lighting fixtures.

                                     C-1-

                                   EXHIBIT D

                        BUILDING RULES AND REGULATIONS

     1. Sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by any Tenant or used by them for purpose other than ingress to and egress from their respective Leased Premises, and for going from one part of the Building to another part.

     2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixture resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

     3. Nails, screws and other attachments to the Building require prior written consent from Landlord; provided, however, that Tenant shall have the right without the consent of Landlord to hang artwork, pictures and other decorative objects on partition walls in the Leased Premises.

     4. All contractors and technicians rendering any installation service to Tenant shall be subject to Landlord's approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to, installation of telephone, telegraph equipment, and electrical devices, as well as all installation affecting floors, walls, woodwork, windows, ceilings, and any other physical portion of the Building.

     5. Movement in or out of the Building of furniture, office equipment, or other bulky material which requires the use of elevators, stairways, or Building entrance and lobby shall be restricted to hours established by Landlord. All such movement shall be under Landlord's supervision, and the use of an elevator for such movements shall be made restricted to the Building's freight elevators. Rearrangements with Landlord shall be made regarding the time, method, and routing of such movement, and Tenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or public resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

     6.   Corridor doors, when not in use, shall be kept closed.

     7. Tenant shall cooperate with Landlord in maintaining the Leased Premises. Tenant shall not employ any person for the purpose of cleaning the Leased Premises other than the Building's cleaning and maintenance personnel.

     8. Deliveries of water, soft drinks, newspapers, or other such items to any Leased Premises shall be restricted to hours established by Landlord and made by use of the freight elevators if Landlord so directs.

     9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, fish, or animals of any kind shall be brought into or kept in, on or about the Leased Premises.

     10. No cooking shall be done in the Leased Premises except in connection with convenience lunch room or beverage service for employees and guests (on a non-commercial basis) in a manner which complies with all of the provisions of the Lease and which does not produce fumes or odors.

     11. Food, soft drink or other vending machines shall not be placed within the Leased Premises without Landlord's prior written consent.

     12. Tenant shall not use or keep on its Leased Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment.

     13. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Leased Premises. Landlord shall make adjustments in thermostats on call from Tenant.

     14. Tenant shall comply with all requirements necessary for the security of the Leased Premises, including the use of service passes issued by Landlord for after hours movement of office equipment/packages, and signing security register in Building lobby after hours.

     15. Landlord will furnish Tenant with a reasonable number of initial keys for entrance doors into the Leased Premises and may charge Tenant for additional keys, thereafter. All such keys shall remain the property of Landlord. No additional locks are allowed on any door of the Leased Premises without Landlord's prior written consent and Tenant shall not make any duplicate keys, except those provided by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises, and give to Landlord the combination of all locks for safes and vault doors, if any, in the Leased Premises.

     16. Landlord retains the right, without notice or liability to any tenant, to change the name and street address of the Building.

     17. Canvassing, peddling, soliciting, and distribution of handbills in the Building are prohibited and each tenant will cooperate to prevent these activities.

     18.  The Building hours of operation are (excluding holidays):

                 7:00 a.m. to 6:00 p.m. Monday through Friday

     19. Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection, and maintenance of the Building, the operation and preservation of good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice given the Tenant, shall be binding as if originally included herein.

                                   Exhibit E

                                Sample Form Of
                        Lease Commencement Certificate

                                Office Building

Re:  The Gateway
     801 Gateway Boulevard
     South San Francisco, California 94080

     This is to certify that AllAdvantage.com has opened/closed on [Date]


     BILLING ADDRESS                   Rentable Area: _______________________

     NAME: _______________________     Lease Commencement Date: _____________

     ADDRESS:                          Lease Expiration Date: _______________
     _____________________________

     CITY, STATE, ZIP:                 Rental Payment Commencement Date:
     _____________________________     ______________________________________

     ATTN: _______________________     Final Tenant Construction Overage:
                                       ______________________________________

     ATTN: _______________________     Payment due from Tenant

                                       Insurance Certificate submitted (Y/N):
                                       ______________________________________

                                       Letter of Credit received: ___________

     By:__________________________     By:___________________________________
        [TENANT or TENANT'S AGENT]         Agent for HMS GATEWAY OFFICE, L.P.

                                   Exhibit F

               Tenant Improvements Loan Amortization Memorandum



              Landlord:   HMS Gateway Office, L.P.

                Tenant:   AllAdvantage.com

            Lease Date:   January 21, 2000

              Premises:   Located at 801 Gateway Boulevard, South San Francisco,
                          California

     Tenant hereby acknowledges that Landlord has provided a Tenant Improvements Loan to Tenant in the amount of _______________ Dollars ($__________) pursuant to Paragraph 9(b) of Exhibit C to the Lease. Subject to the terms of the Lease and said Exhibit C, the Tenant Improvements Loan shall be repayable by Tenant, together with interest on the principal balance outstanding from time to time at the rate of eleven percent (11%) per annum, in monthly installments of _______________ Dollars ($__________) each. Said installments shall be payable on the first day of each month during the initial Term of the Lease concurrently with the payment of Base Rent.

                      Tenant:  AllAdvantage.com,
                               a California corporation

                               By:___________________________
                               Name:_________________________
                               Title:________________________

Approved and Agreed:

Landlord:

HMS Gateway Office, L.P.,
a Delaware limited partnership

By:  Hines Gateway Office, L.P.,
     General Partner

     By: Hines Interests Limited Partnership,
         General Partner

         By: Hines Holdings, Inc.,
             General Partner


             By:____________________________
             Name:__________________________
             Title:_________________________

                                      F-2